                                                                     Exhibit 3.3

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          MEDSOURCE TECHNOLOGIES, INC.
                          ----------------------------

         The undersigned having filed its original certificate of incorporation under the name "Veratek International, Inc." with the Secretary of State of the state of Delaware on April 14, 1998, thereby forming a corporation under and subject to the requirements of the Delaware General Corporation Law, does hereby further amend and restate its certificate of incorporation as follows:

                                   ARTICLE 1.

         The name of the corporation (hereinafter called the "Corporation") is MedSource Technologies, Inc.

                                   ARTICLE 2.

         The address, including street, number, city, and county, of the registered office of the Corporation in the state of Delaware is c/o United Corporate Services, Inc., 15 East North Street, City of Dover, Kent County, Delaware 19901; and the name of the registered agent of the Corporation in the state of Delaware at such address is United Corporate Services, Inc.

                                   ARTICLE 3.

         The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE 4.

         The Corporation shall have perpetual existence.

                                   ARTICLE 5.

         (a) The total number of shares of all classes of capital stock which the Company has authority to issue is 41,000,000 shares consisting of (i) 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock") and (ii) 40,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

         (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. The designations, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, and to file a certificate with respect thereto pursuant to the applicable law of the state of Delaware, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including but without limiting the generality of the foregoing, the following:

             (i) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

             (ii) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or on any other series of the same or other class or classes of capital stock of the Company and whether such dividends shall be cumulative or noncumulative;

             (iii) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Company, and the terms and conditions of such conversion or exchange;

             (iv) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or time at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

             (v) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company or in the event of any merger or consolidation of or sale of assets by the Company;

             (vi) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share; and

             (vii) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

                                   ARTICLE 6.

         The Corporation shall, to the fullest extent permitted by section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented from time to time, indemnify each stockholder, director, officer, employee and agent, and each person whom it shall have power to indemnify under that section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by that section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a stockholder, director, officer, employee or agent or other indemnifiable person and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE 7.

         The personal liability of the stockholders, directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by paragraph 7 of subsection (b) of section 102 of the Delaware General Corporation Law, as the same may be amended or supplemented from time to time.

                                   ARTICLE 8.

         From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the state of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this article 8.

         We, the undersigned officers of the Corporation, have herewith set our hands as the Chairman and Assistant Secretary, respectively, of the Corporation this 21st day of January, 1999 and we hereby certify that this Amended and Restated Certificate of Incorporation was duly adopted in accordance with sections 242 and 245 of the Delaware General Corporation Law and we hereby affirm that the foregoing certificate is our act and deed and the act and deed of the Corporation and that the facts stated therein are true.

                                            /s/ Richard J. Effress
                                            ----------------------------
                                            Richard J. Effress
                                            Chairman

Attest:


/s/ Edward R, Mandell
--------------------------
Edward R. Mandell
Assistant Secretary

                   __________________________________________

                           CERTIFICATE OF DESIGNATION
                                       OF
                          MEDSOURCE TECHNOLOGIES, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                   __________________________________________


                            SERIES A PREFERRED STOCK

               MedSource Technologies, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Company:

          RESOLVED, that pursuant to the authority granted to and vested in the board of directors of the Company (the "Board") by the provisions of the certificate of incorporation of the Company (as amended, the "Certificate of Incorporation"), there hereby is created, out of the 1,000,000 shares of preferred stock, par value $.01 per share, of the Company authorized by Article 5 of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 100,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the following qualifications, limitations and restrictions:

          1.  Designation. This series of Preferred Stock shall be designated
              -----------
"Series A Preferred Stock." There are 100,000 shares of the Company's preferred stock, par value $.01 per share, designated as Series A Preferred Stock.

          2.  Dividends.
              ---------

          (a) Amount. The holders of shares of Series A Preferred Stock shall be
              ------
entitled to receive dividends on each share of Series A Preferred Stock held at the annual rate of $60.00.

          (b) No Cash Dividends. Except in connection with any redemption of
              -----------------
shares of Series A Preferred Stock or upon liquidation of the Company, or as otherwise determined by the Board, dividends on the Series A Preferred Stock shall not be paid in cash. Upon conversion of any share of Series A Preferred Stock pursuant to section 4, all accumulated but unpaid dividends thereon shall be extinguished. Dividends shall accumulate on the basis of a 365 or 366 day year, as the case may be, with respect to any share of Series A Preferred Stock from date of issuance.

          (c) Dividends Priority. Unless all accumulated but unpaid dividends
              ------------------
shall be declared and paid in cash in full on all outstanding shares of Series A Preferred Stock, without the consent of holders of a majority of the outstanding shares of Series A Preferred Stock (voting together as a single class, at a meeting called for such purpose or by written consent), no dividends shall be declared or paid on any shares of Junior Stock (as defined below) or any Parity Stock (as defined below) that by its terms ranks pari passu with the Series A Preferred Stock as to dividends, other than dividends in shares of the same class and series of Junior Stock or Parity Stock, as the case may be, to the holders of Junior Stock or Parity Stock, as the case may be, in respect of which such dividend is declared or paid.

          (d) Junior Stock. "Junior Stock" shall mean the Company's common
              ------------
stock, par value $.01 per share ("Common Stock"), and each other class of the Company's capital stock or series of the Company's preferred stock the terms of which do not provide that shares of such class or series shall rank senior to or on a parity with shares of the Series A Preferred Stock as to distributions of dividends and distributions upon the liquidation, winding-up and dissolution of the Company.

          (e) "Parity Stock" means each class of the Company's capital stock or
               ------------
series of the Company's preferred stock, the terms of which provide that shares of such class or series shall rank pari passu with the Series A Preferred Stock as to distributions of dividends and/or distributions upon the liquidation, winding-up and dissolution of the Company, as the case may be.

          (f) "Senior Stock" means each class of the Company's capital stock or
               ------------
series of the Company's preferred stock, the terms of which provide that shares of such series shall rank senior to the Series A Preferred Stock as to distributions of dividends and/or distributions upon the liquidation, winding-up and dissolution of the Company, as the case may be, including without limitation shares of the Company's 6% Series B Cumulative Convertible Redeemable Preferred Stock.

          3.  Liquidation Rights. Upon the voluntary or involuntary liquidation,
              ------------------
winding-up or dissolution of the Company, after payment or provision for payment of all outstanding indebtedness and debts of the Company and all amounts due on liquidation, dissolution or winding-up in respect of all Senior Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, for each share of Series A Preferred Stock, cash in an amount equal to the sum of $1,000 (the "Liquidation Value") plus an amount equal to all accumulated but unpaid dividends thereon (whether or not declared) before any payment or distribution upon liquidation, winding-up or dissolution shall be made on Junior Stock. After the payment in cash to the holders of shares of Series A Preferred Stock of the full preferential amounts set forth above, the holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company. If the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock upon any liquidation, dissolution or winding-up of the Company are insufficient to pay the full preferential amount to which the holders of Series A Preferred Stock are entitled, then the holders of Series A Preferred Stock shall share ratably in such distribution (along with the holders of any Parity Stock) in accordance with the amount that would be payable on such distribution if the amounts to which such holders were entitled if paid in full. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company nor any consolidation, merger or other business combination of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Company.

          4.  Conversion Rights.
              -----------------

          (a) Conversion. Each share of Series A Preferred Stock shall be
              ----------
convertible, at the option of the holder thereof upon exercise in accordance with section 4(b), without the payment of additional consideration, into five (as such number may be adjusted from time to time, the "Per Share Conversion Number") fully paid and nonassessable shares of Class A Common Stock.

          (b) Conversion Procedures. The optional conversion of shares of Series
              ---------------------
A Preferred Stock in accordance with section 4(a) may be effected at any time whatsoever by a holder of record thereof by making written demand for such conversion (a "Conversion Demand") upon the Company at its principal executive offices setting forth therein (i) the number of shares of Series A Preferred Stock to be converted; (ii) the certificate or certificates representing such shares; and (iii) the proposed date of such conversion, which shall be a business day not less than 10 nor more than 30 days after the date of such Conversion Demand (the "Conversion Date"). Within five days of receipt of the Conversion Demand, the Company shall give written notice (a "Conversion Notice") to such holder setting forth therein (i) the address of the place or places at which the certificate or certificates representing the shares so to be converted are to be surrendered; and (ii) whether the certificate or certificates to be surrendered are required to be indorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such indorsement or power or other instrument of assignment. The Conversion Notice shall be sent by first class mail, postage prepaid, to such holder at such holder's address as may be set forth in the Conversion Demand. On or before the Conversion Date, the holder of Series A Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly indorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the Conversion Notice so provides, to the Company at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Company. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates representing such shares, the Company shall issue and deliver to such holder, or its nominee, a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof. Upon surrender of certificates of Series A Preferred Stock to be converted in part, the Company shall issue a balance certificate representing the number of full shares of Series A Preferred Stock not so converted.

          (c) Reservation of Class A Common Stock. The Company shall at all
              -----------------------------------
times when any shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

          (d) Effect of Conversion. All outstanding shares of Series A Preferred
              --------------------
Stock to be converted pursuant to the Conversion Notice shall, on the Conversion Date, be converted into common stock for all purposes, notwithstanding the failure of the holder thereof to surrender any certificate representing such shares on or prior to such date. On and after the Conversion Date, (i) no such share of Series A Preferred Stock shall be deemed to be outstanding or be transferrable on the books of the Company or the stock transfer agent, if any, for the Series A Preferred Stock, and (ii) the holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of common stock into which such shares shall have been converted. On the Conversion Date, all such shares shall be retired and canceled and shall not be reissued.

          (e) Hart-Scott-Rodino Act. In the event that prior to the conversion
              ---------------------
of any share of Series A Preferred Stock, approval under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, is required, the Company will take all action necessary to comply with the filing requirements of such Act.

          5.  Adjustment of Per Share Conversion Number. If at any time the
              -----------------------------------------
number of outstanding shares of Common Stock shall increase by virtue of or in connection with any dividend on the Common Stock or any stock split or other subdivision of the outstanding shares of Common Stock or a reclassification, then the Per Share Conversion Number shall be adjusted, concurrently with the effectiveness of such increase, to a Per Share Conversion Number that would entitle each holder of Series A Preferred Stock to receive on conversion thereof the same percentage of the outstanding shares of Common Stock that such holder would have received on conversion thereof immediately prior to such increase. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock (including, without limitation, pursuant to a reverse stock split), the Per Share Conversion Number in effect immediately prior to such combination or consolidation shall be adjusted, concurrently with the effectiveness of such decrease, to a Per Share Conversion Number that would entitle each holder of Series A Preferred Stock to receive on conversion thereof the same percentage of the outstanding shares of Common Stock that such holder would have received on conversion thereof immediately prior to such combination or consolidation.

          6.  Changes in Capital Stock.
              ------------------------

          (a) In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization) in which previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company (other than by subdivision of its outstanding shares of Common Stock by reason of which an adjustment to the Conversion Price is made under section 5) or Common Stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction"), then immediately following consummation of the Transaction, and without any action on the part of the holder of any share of Series A Preferred Stock, each holder of a share of Series A Preferred Stock, upon the conversion thereof, shall be entitled to receive, and such shares of Series A Preferred Stock shall thereafter represent the right to receive, in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon the consummation of the Transaction if such holder had converted those shares of Series A Preferred Stock immediately prior thereto.

          (b) Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) that may be required to deliver any securities, cash or other property upon the conversion of share of Series A Preferred Stock as provided herein shall assume the obligation to deliver to such holder such securities, cash or other property as to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to the holder of the shares of Series A Preferred Stock an opinion of counsel for such corporation or entity, which opinion shall state that the shares of Series A Preferred Stock and the provisions of this certificate of designation, including, without limitation, the conversion provisions, shall thereafter continue in full force and effect and shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof.

          7.   Report or Certificate as to Adjustments. In each case of any
               ---------------------------------------
adjustment or readjustment in the shares of Common Stock (or other securities) issuable upon the conversion of a share of Series A Preferred Stock, the Company at its expense will promptly deliver a certificate of the Chief Financial Officer showing in reasonable detail the computation of such adjustment or readjustment in accordance with the terms of this certificate of designation. The Company will forthwith (and in any event not later than 30 days following the occurrence of the event requiring such adjustment) furnish a copy of each such report to each holder, and will, upon the written request at any time of a holder, furnish to such holder a like report setting forth the Per Share Conversion Number at the time in effect and showing how it was calculated. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by each holder or any prospective purchaser of shares of Series A Preferred Stock designated by the holder thereof.

          8.   Notices of Corporate Action.  In the event of
               ---------------------------

               (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person in which the Company is not the surviving entity or any transfer of all or substantially all the assets of the Company to any other Person, or

               (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will deliver to the holders of the Series A Preferred Stock a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be furnished at least 30 days prior to the date or expected date therein specified; provided, however, that (i) if such date is
                                 --------  -------
prior to a public announcement relating to the events set forth and on such date the Company is either bound by an agreement with a third party of confidentiality with respect to the corporate action the subject of this section 8, or the Company's securities are traded or quoted on any recognized national securities exchange or quotation system, then such notice shall be provided to each holder of a share of Series A Preferred Stock simultaneously with the notice provided to the Company's other stockholders and (ii) if such transaction does not occur on the date specified or within 45 days thereafter, then the Company shall again be subject to this provision and shall furnish notice hereunder to the holder.

          9.   Redemption.
               ----------

          (a)  Optional Redemption. Subject to the rights of the holders of any
               -------------------
Senior Stock, the Company may, at its option, redeem all or part of the outstanding shares of Series A Preferred Stock at any time beginning with the earliest to occur of:

               (i) the closing of an initial public offering of the Company's equity securities;

               (ii) the first anniversary of the first issuance of any shares of Series A Preferred Stock, but not before March 31, 2000; and

               (iii) a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the combined voting power in the election of directors generally of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

In case the Company shall elect to redeem fewer than all the outstanding shares of Series A Preferred Stock, the shares to be redeemed shall be selected by lot or pro rata (as nearly as may be practicable) or in any other equitable manner determined by the Board of Directors.

          (b)  Redemption Price. The redemption price per share of the Series A
               ----------------
Preferred Stock shall be an amount (the "Redemption Price") equal to $1,000 plus an amount equal to all accumulated but unpaid dividends (whether or not declared) up to the Redemption Date (as defined in section 9(b)).

          (c)  Notice of Redemption. Written notice of any redemption of shares
               --------------------
of Series A Preferred Stock (a "Notice of Redemption") shall be mailed, first class postage prepaid, to each registered holder of the shares at the holder's last address as it appears on the Company's books at least 45, and not more than 90, days prior to the date specified for redemption (such specified date, the "Redemption Date"); provided, however, that if, not later than 20 days after receiving the Notice of Redemption, holders of not less than 51% of the outstanding shares of Series A Preferred Stock deliver a written request to the Company that the Redemption Date be deferred, then the Redemption Date shall be deferred to a date selected by the Company that shall not be less than ten days but not more than 30 days after the original date and the Company shall mail a new Notice of Redemption specifying the deferred Redemption Date. The Notice of Redemption shall specify the time and place of redemption; the number of shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; the Redemption Price; that dividends on the shares to be redeemed will cease on the Redemption Date; and that any right of conversion of the shares to be redeemed shall terminate on and after the Redemption Date. On or after the Redemption Date, each holder of shares of Series A Preferred Stock called for redemption shall surrender such holder's certificate for the shares being redeemed to the Company at the place specified in the Notice of Redemption and then the Company shall pay the holder (or shall cause such holder to be paid) the Redemption Price in cash. After the giving of a Redemption Notice and before the Redemption Date, the Company shall make officers of the Company reasonably available to the holders of the Series A Preferred Stock for the purpose of answering reasonable inquiries regarding the Company.

          (d)  Cessation of Stockholder Rights. Unless the Company defaults in
               -------------------------------
the payment in full of the Redemption Price, on the Redemption Date, the shares of Series A Preferred Stock called for redemption shall be deemed to be not outstanding and shall not be transferable on the books of the Company, dividends on the shares shall cease to accumulate, the right to convert shares of the Series A Preferred Stock into shares of Common Stock shall terminate and all other rights of the holders of the shares of Series A Preferred Stock by reason of their ownership of the shares shall cease on the Redemption Date, except the right to receive the Redemption Price on surrender to the Company of the certificates representing the shares.

          (e)  Right to Convert Continues. Receipt of a Notice of Redemption
               --------------------------
shall not prevent a holder from exercising the conversion rights granted in section 4; provided that any holder exercising such conversion rights must make a Conversion Demand (as defined in section 4(b)) not later than ten days prior to the Redemption Date.

          (e)  Put Option for Stockholder not Notified. Any holder of Series A
               ---------------------------------------
Preferred Stock to whom the Company does not timely mail a notice substantially complying with the requirements of a Notice of Redemption specified in section 9(c)(i) and whose ability to participate in a redemption by the Company is materially impaired as a result of such failure shall have the right (exercisable by written notice to the Company within 30 days after notice of the redemption is mailed to the holder by the Company) to cause the Company to purchase, at the Redemption Price, the number of shares of Series A Preferred Stock that would have been redeemed in the redemption.

          10.  Voting Rights.
               -------------

          (a)  General. Holders of shares of Series A Preferred Stock shall not
               -------
be entitled to vote on any matter, except as otherwise provided herein and as required by law. With respect to any matter on which the holders of shares of Series A Preferred Stock shall be entitled to vote, holders of shares of Series A Preferred Stock shall be entitled to one vote for each share held. In the event the holders of shares of Series A Preferred Stock may be entitled, if ever, to vote with the holders of Common Stock together as one class, holders of shares of Series A Preferred Stock shall be entitled to a number of votes for each share held determined on an as-converted basis; provided, however, that this sentence shall not imply that the holders have any rights whatsoever to vote with the holders of Common Stock or otherwise give rise to any voting rights not otherwise required under Delaware law. All notice, record date and quorum provisions of the Delaware General Corporation Law (or any successor statute) shall pertain to meetings to be held and consents to be obtained under this Certificate of Designation.

          (b)  Amendment of Certificate of Designation. At any time when shares
               ---------------------------------------
of Series A Preferred Stock are outstanding, without the consent of holders of a majority of the outstanding shares of Series A Preferred Stock (voting together as a single class, at a meeting called for such purpose or by written consent), the Company will not amend or repeal any provision of, or add any provision to, this Certificate of Designation, if such action would materially alter, change or affect, in a manner adverse to the holders, the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock.

          (c)  Waivers. Any required action or inaction by a holder of Series A
               -------
Preferred Stock that would not be in accordance with the terms of this Certificate of Designation may be waived only by a written instrument signed by the Company. Any action or inaction by the Company that would not be in accordance with the terms of this Certificate of Designation or (to the extent waivable) law may be waived with the consent of holders of a majority of the outstanding shares of Series A Preferred Stock (voting together as a single class, at a meeting called for such purpose or by written consent).

          11.  Restrictive Legends. Each certificate representing shares of
               -------------------
Series A Preferred Stock and each certificate representing shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES ACQUIRED UPON THE CONVERSION OF THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE

     ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER
     SUCH ACT EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW."

          12.  Notices. Except as may otherwise be provided for in this
               -------
Certificate of Designation, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of
(i) receipt of such notice; (ii) three Business Days after the mailing of such notice; or (iii) the Business Day following sending of such notice by recognized overnight courier or delivery service, in any case with postage or delivery charges prepaid and addressed: if to the Company, c/o Kidd & Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830, Attention: Secretary, or, if to any holder of the Series A Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Company (or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given). "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Delaware.

               IN WITNESS WHEREOF, the Company has caused this certificate of designation to signed by its Chairman of the Board on this 29th day of March 1999.

                                        MEDSOURCE TECHNOLOGIES, INC.

                                        By: /s/ Richard J. Effress
                                            ------------------------------
                                              Name:  Richard J. Effress
                                              Title: Chairman

                                     AMENDED

                           CERTIFICATE OF DESIGNATION

                                       OF

                       6% SERIES B CUMULATIVE CONVERTIBLE
                           REDEEMABLE PREFERRED STOCK

                                       AND

                       SERIES Z CONVERTIBLE NOMINAL VALUE
                           REDEEMABLE PREFERRED STOCK

                                       OF

                          MEDSOURCE TECHNOLOGIES, INC.

     The undersigned corporation, in order to amend its Certificate of Designation of 6% Series B Cumulative Convertible Redeemable Preferred Stock and Series Z Convertible Nominal Value Redeemable Preferred Stock, hereby certifies the following:

     FIRST: The present name of the corporation is MedSource Technologies, Inc.

     SECOND: The name under which the corporation was originally incorporated was Veratek International, Inc. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was April 14, 1998.

     THIRD: The restated certificate of incorporation of MedSource Technologies, Inc. was filed with the Secretary of State of the State of Delaware on January 21, 1999.

     FOURTH: The Certificate of Designation of 6% Series B Cumulative Convertible Redeemable Preferred Stock and Series Z Convertible Nominal Value Redeemable Preferred Stock of MedSource Technologies, Inc, was filed with the Secretary of State of the State of Delaware on March 30, 1999 and an amendment to such Certificate of Designation was filed with the Secretary of State of the State of Delaware on May 12, 1999 (as so amended, the "Certificate of Designation").

     FIFTH: The Certificate of Designation is hereby amended to read in its entirety as set forth below:

     Section 1.

     A.   Definitions.  Capitalized terms used herein and not otherwise defined
          -----------
herein shall have the meanings set forth in Section 2.D.

     B. Authorized Shares. The Corporation shall have authority to issue (a)
        -----------------
Four Hundred Thousand (400,000) shares of 6% Series B Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), and (b) Sixty-Five Thousand (65,000) shares of Series Z Convertible Nominal Value Redeemable Preferred Stock, par value $.01 per share ("Series Z Preferred Stock"), with the aggregate number of authorized shares of Series B Preferred Stock and Series Z Preferred Stock equaling Four Hundred Sixty-Five Thousand (465,000) shares.

     Section 2. Powers, Preferences and Rights of the Preferred Stock. The
                -----------------------------------------------------
powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock and the Series Z Preferred Stock are as follows:

     A.   Series B Preferred Stock.
          ------------------------

          1. Ranking. The Series B Preferred Stock shall, with respect to
             -------
dividend rights and rights upon liquidation, dissolution, or winding up, rank senior to the Junior Stock and pari passu with respect to the Series C Preferred Stock.

          2. Dividends and Distributions.
             ---------------------------

             A. Declaration of Dividends; Accrual of Dividends. The holders of shares of Series B Preferred Stock shall be entitled to receive, as, when, and if declared by the Board of Directors of the Corporation (the "Board"), out of funds legally available for dividends ("Series B Legally Available Dividend Funds"), dividends at an annual rate equal to 6% of the Series B Original Issue Price per share for each of the then outstanding shares of Series B Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B Preferred Stock shall begin to accrue and shall accumulate on a daily basis and compound on a quarterly basis (to the extent not otherwise declared and paid as set forth above) from the date of issuance thereof, whether or not declared. Dividends shall be paid in the manner provided in Section 2.A.2.C. The term "Series B Original Issue Price" shall mean $73.33 per share for each of the then outstanding shares of Series B Preferred Stock, as may be adjusted for subdivisions or combinations of the Series B Preferred Stock.

             B. Record Date. The Board may fix a record date (each a "Dividend Payment Record Date") for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of the dividends payable pursuant to
Section 2.A.2.A, which record date shall not be more than 60 days nor less than 1 day prior to the date on which any such dividend is paid (each such date, a "Dividend Payment Date").

             C. Payment. All dividends on Series B Preferred Stock shall be payable in cash, subject to Section 2.A.2.E. Upon the occurrence of either (a) a consolidation, merger or other business combination or a recapitalization or refinancing of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction, or
(b) a sale, lease, exchange, transfer or other disposition (including, without limitation, by merger, consolidation or otherwise) of assets constituting all or substantially all of the assets of the

Corporation and its Subsidiaries, taken as a whole, to a Person or group of Persons, all unpaid accrued or accumulated dividends on Series B Preferred Stock shall be immediately due and payable in cash. Upon conversion of any shares of Series B Preferred Stock pursuant to Section 2.A.3, all unpaid accrued or accumulated dividends on such shares of Series B Preferred Stock shall be immediately due and payable in cash. Notwithstanding anything in this Section 2.A.2.C. to the contrary, in no event shall the Corporation be required to pay any dividends at any time if such payment is prohibited at such time under the terms of any documents to which the Corporation is a party and evidencing the Senior Credit Facility.

     D. Dividends Pro Rata. All dividends paid with respect to shares of Series B Preferred Stock shall be paid pro rata to the holders entitled thereto. Dividend payments shall be made on the shares of the Series B Preferred Stock and shares of Series C Preferred Stock on a pari passu basis based on the amounts then due as dividends with respect to each such share. If the Series B Legally Available Dividend Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any time to the Series B Preferred Stock and the Series C Preferred Stock, such funds shall be allocated for the payment of dividends pro rata among the shares of Series B Preferred Stock and the shares of Series C Preferred Stock on the basis of (x) in the case of shares of Series B Preferred Stock, the Series B Liquidation Preference, as defined below, of the outstanding shares of Series B Preferred Stock and (y) in the case of the shares of the Series C Preferred Stock, the Series C Preferred Stock Liquidation Preference, as defined below, of the outstanding shares of such Series C Preferred Stock.

     E. Certain Restrictions. The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to make any distribution with respect to or purchase or otherwise acquire for consideration, any shares of capital stock of the Corporation unless the Corporation could make such distribution or purchase or otherwise acquire such shares at such time and such manner. Whenever the Corporation shall not have converted or redeemed shares of Series B Preferred Stock at a time required by Section 2.A.3 or 2.A.6, at such time and thereafter until all conversion or redemption obligations provided in
Section 2.A.3 or 2.A.6 that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock or (ii) declare or pay dividends, or make any other distributions, on any shares of Series C Preferred Stock, except dividends or distributions paid ratably on the Series B Preferred Stock and the Series C Preferred Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series B Preferred Stock and the Series C Preferred Stock are then entitled.

     F. Other Dividend Payments. In addition to the dividends or distributions on the Series B Preferred Stock described in Section 2.A.2.A., in the event that the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets) to all holders of Common Stock, then the Board of Directors shall declare, and the holder of each share of Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of share of Series B Preferred Stock or such share of Series C Preferred Stock (as applicable) is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series B Preferred Stock and the holders of shares of Series C Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

     3. Conversion.
        ----------

        A. Conversion. Upon the closing of a firm commitment underwritten initial public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration statement relating solely to an employee benefit plan or transaction covered by Rule 145 of the Securities Act, which offering (a "Qualified IPO") (i) yields net proceeds (i.e., gross cash
                                                            ---
proceeds in respect of such offering minus reasonable brokerage commissions or underwriting fees and other reasonable fees and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel and reasonable fees and expenses of investment bankers relating to such offering)) to the Corporation of not less than $40,000,000 at a per share price (the "Qualified IPO Price") of not less than the amount that, when added to an amount equal to
(a) the sum of (x) the aggregate value of the Escrow Shares (as defined in the Share Transfer Agreement), if any, received in connection with such initial public offering pursuant to and in accordance with the term of Share Transfer Agreement, (y) the value of all dividends and distributions received prior thereto in respect of the Series B Preferred Stock, and in respect of any Common Stock that may have been issued upon conversion thereof, and (z) the value of all dividends to be received in respect of the Series B Preferred Stock upon conversion divided by (b) the Investor Common Shares (as defined in the Share Transfer Agreement) (the "Additional Value Per Share"), would equal twice the Series B Original Issue Price, and (ii) results in a Qualified IPO Price which, after giving consideration to the Additional Value Per Share, would allow the initial holder of the shares of Series B Preferred Stock in question to realize an internal rate of return (determined as specified below) of at least 30% with respect to its investment in such shares of Series B Preferred Stock, assuming that such holder then continued to hold all of its originally purchased shares of Series B Preferred Stock and would convert such shares upon the Qualified IPO and sell at the Qualified IPO Price the shares of Common Stock into which such shares of Series B Preferred Stock were converted, each then outstanding share of the Series B Preferred Stock shall be automatically converted into the number of shares of Common Stock equal to the Series B Conversion Rate as then in effect. For purposes hereof, (i) the Series B Conversion Rate shall be determined by dividing the Series B Original Issue Price by the Adjusted Series B Conversion Price per share, and (ii) the initial holder of the shares of Series B Preferred Stock in question shall be deemed to have realized an internal rate of return equal to the annual compound rate of interest that would discount the value of the Qualified IPO Price, when added to the Additional Value Per Share, giving effect to the timing of receipt thereof, to a present value, as of the Issue Date, equal to the Series B Original Issue Price. At any time prior to the closing of a Qualified IPO, and subject to and upon compliance with the provisions of this paragraph, the holder of any shares of the Series B Preferred Stock shall have the right, at its option, to convert, at the Series B Conversion Rate, all or any portion of its shares of the Series B Preferred Stock into one or more shares of Common Stock by surrendering the shares to be converted, in the manner provided below.

       B. Exercise of Conversion Right.

          (i) In order to exercise its conversion right, a holder of shares of Series B Preferred Stock to be converted shall surrender the certificate representing such shares to the conversion agent (which may be the Corporation itself), with a notice of election to convert, duly completed and signed, at the principal office of this conversion agent. Unless the shares issuable upon conversion are to be issued in the same name as the name in which the shares of the Series B Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer duly executed by the holder or his duly authorized attorney. If the Corporation fails to designate a conversion agent, the conversion agent shall be the Corporation.

          (ii) At the close of business on a Dividend Payment Record Date the holders shares of Series B Preferred Stock shall be entitled to the dividend accruing on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of the shares after the Dividend Payment Record Date. Dividends with respect to shares of the Series B Preferred Stock called for redemption on a date fixed for redemption which falls between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall accrue on the Dividend Payment Date to the holder of such shares of the Series B Preferred Stock on the Dividend Payment Record Date notwithstanding the redemption of such shares of the Series B Preferred Stock after the Dividend Payment Record Date, but prior to the Dividend Payment Record Date the holders of shares of Series B Preferred Stock who (or whose transferees) convert any of such shares on or after the corresponding Dividend Payment Date will be entitled to the dividend accruing on those shares of the Series B Preferred Stock on the Dividend Payment Date.

          (iii) As promptly as practicable after the surrender by a holder of the certificates for shares of the Series B Preferred Stock and in any event within ten business days after such surrender, the Corporation shall issue and deliver to the Person for whose account such shares of Series B Preferred Stock were surrendered, or to its nominee or nominees (subject to compliance with applicable stockholders' agreements and other applicable agreements restricting transfer), a certificate or certificates for the number of full shares of Common Stock or other securities issuable upon the conversion of those shares and any fractional interest in respect of a share of Common Stock or other security arising upon the conversion shall be settled as provided below. In the event that a holder of shares of Series B Preferred Stock converts less than all of the shares of Series B Preferred Stock evidenced by the certificate(s) surrendered by such holder, the Corporation shall, simultaneously with the issuance of certificates for the shares of Common Stock, issue and deliver to such holder (or in accordance with the instructions of such holder) a new certificate for the balance of the shares of Series B Preferred Stock not so converted.

          (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the effective date of the Qualified IPO, or the date on which shares of Series B Preferred Stock are surrendered for conversion pursuant to the last sentence of Section 2.A.3.A, as applicable, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock or other securities represented by those certificates at such time on such date and such conversion shall be at the Adjusted Series B Conversion Price in effect at such time, unless the stock transfer books of the Corporation shall be closed on the date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be at the Adjusted Series B Conversion Price in effect on the date such transfer books are open. All shares of Common Stock delivered upon conversion of any shares of Series B Preferred Stock will upon delivery in accordance with the provisions hereof be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of the Series B Preferred Stock to be converted, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

               C. Fractional Shares. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of any shares of Series B Preferred Stock. Any fractional interest in a share of Common Stock resulting from conversion of a share of the Series B Preferred Stock shall be paid in cash (computed to the nearest cent) equal to such fraction multiplied by the Current Market Price. If more than one certificate representing Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered for conversion.

               D. Antidilution Provisions. Subject in all events to the limitations set forth in Section 2.A.3.D(v), the Adjusted Series B Conversion Price shall be subject to adjustment as follows if any of the events listed below occur prior to the conversion of each share of the Series B Preferred Stock.

                    (i) Divided, Subdivision, Combination or Reclassification of Common Stock. If the Corporation shall, at any time or from time to time, (a) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (b) subdivide the outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares or (d) issue any shares of its capital stock in a reclassification of the Common Stock (excluding any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each
                                                                ----
such case, the Adjusted Series B Conversion Price in effect immediately prior to such event shall be proportionately adjusted so that, in connection with a conversion of shares of Series B Preferred Stock after such date, the holder of shares of Series B Preferred Stock shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the conversion had occurred immediately prior to such date, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Adjusted Series B Conversion Price then in effect shall be adjusted to the Adjusted Series B Conversion Price in effect immediately prior to such record date, subject, however, to such other adjustments as may have been made or which would have been made under this Section 2.A.3.D had such Adjusted Series B Conversion Price been the Adjusted Series B Conversion Price in effect immediately prior to such record date.

                    (ii) Issuance of Rights to Purchase Common Stock Below Adjusted Series B Conversion Price. If the Corporation shall, at any time or from time to time, fix a record date for the issuance of rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share of Common Stock, or having a conversion price, or exchange price, per share of Common Stock, if a security is convertible into, or exchangeable for, Common Stock (determined in each such case by dividing (x) the total consideration payable to the Corporation upon exercise, conversion or exchange of such rights, warrants or other securities convertible into, or exchangeable for, Common Stock plus, without duplication, any amounts paid for such rights, warrants or other securities upon issuance thereof, by (y) the total number of shares of Common Stock issuable pursuant to such rights, warrants or other securities convertible into, or exchangeable for, Common Stock), lower than the Adjusted Series B Conversion Price in effect immediately prior to such record date, then the Adjusted Series B Conversion Price shall be immediately reduced
      ----
to the price equal to the price per share of such Common Stock (as determined pursuant to clauses (x) and (y) above); provided, however, that such adjustment shall be made only if such adjustment results in an Adjusted Series B Conversion Price which is lower than the Adjusted Series B Conversion Price in effect immediately prior to such record date. In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation and shall be that value which is agreed upon by at least a majority of the members thereof; provided, that if the holders of a majority of the shares of Series B Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. Any such adjustment shall become effective immediately after the record date for such rights or warrants, and no adjustment shall be made pursuant to either Section 2.A.3.D(iv) or 2.A.3.D(vi) by reason of the sale and issuance of such rights or warrants or the exercise thereof. Such adjustment pursuant to this Section 2.A.3.D(ii) shall be made successively whenever such a record date is fixed. If such rights or warrants are not issued, or expire or terminate without the exercise of such rights or warrants and no securities are issued pursuant thereto, the Adjusted Series B Conversion Price shall be adjusted to the Adjusted Series B Conversion Price in effect immediately prior to such record date, subject, however, to such other adjustments as may have been made or which would have been made under this
Section 2.A.3.D had such Adjusted Series B Conversion Price been the Adjusted Series B Conversion Price in effect immediately prior to such record date.

                    (iii) Certain Distributions. If the Corporation shall, at any time or from time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of Indebtedness, assets or other property

(other than (a) cash dividends or cash distributions payable out of consolidated earnings or earned surplus or (b) dividends payable in capital stock for which adjustment is made under Section 2.A.3.D(i)) or subscription rights or warrants (excluding those referred to in Sections 2.A.3.D(ii) and 2.A.3.D(iv)), then in
                                                                       ----
each such case for the purpose of this Section 2.A.3.D(iii), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

                    (iv) Issuance of Common Stock Below Adjusted Series B Conversion Price. Subject to Section 2.A.3.D(v), the Adjusted Series B Conversion Price shall be subject to adjustment as follows: If the Corporation shall, at any time or from time to time, sell or issue shares of Common Stock (regardless of whether originally issued or from the Corporation's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total consideration received or receivable by the Corporation in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock issuable pursuant to such rights, options, warrants or convertible or exchangeable securities) lower than the Adjusted Series B Conversion Price in effect immediately prior to such sale or issuance, then the Adjusted Series B
                                                   ----
Conversion Price shall be immediately reduced to a price equal to the price per share of such Common Stock issued at below the Adjusted Series B Conversion Price (or, in the case of rights, options, warrants or convertible or exchangeable securities, as determined pursuant to clauses (x) and (y) above); provided, however, that such adjustment shall be made only if such adjustment results in an Adjusted Series B Conversion Price which is lower than the Adjusted Series B Conversion Price in effect immediately prior to taking such action. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Corporation therefor shall be deemed to be the consideration actually received or receivable by the Corporation (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Corporation for the shares of Common Stock covered thereby. If the Corporation shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of
                                   ----
Common Stock" and the "consideration" received or receivable by or payable to the Corporation for purposes of the first sentence following the colon and the immediately preceding sentence of this Section 2.A.3.D(iv), the fair value of such property shall be determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least a majority of the members thereof, provided, that if the holders of a majority of the shares of Series B Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. The determination of whether any adjustment is required under this Section 2.A.3.D(iv) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance or sale of Common Stock upon the exercise of such rights to subscribe or purchase. Upon the expiration of any such rights, options or warrants or the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, without any of such rights, options, warrants or convertible or exchangeable securities, as the case may be, having been exercised and no shares of Common Stock issued pursuant thereto, the Adjusted Series B Conversion Price shall be adjusted, as the case may be, to the Adjusted Series B Conversion Price in effect immediately prior to such sale or issuance, subject, however, to such other adjustments as may have been made or which would have been made pursuant to this Section 2.A.3.D had such Adjusted Series B Conversion Price been the Adjusted Series B Conversion Price in effect immediately prior to such sale or issuance of such rights, options, warrants or convertible or exchangeable securities, as the case may be. Notwithstanding anything in this Section 2.A.3.D.(iv) to the contrary, in the event the conversion price of the Series C Preferred Stock is, at any time, reduced to a price that is less than the Adjusted Series B Conversion Price in effect at such time, then the Adjusted Series B Conversion Price shall be reduced to a price equal to such conversion price of the Series C Preferred Stock.

                    (v) Certain Exceptions to Anti-Dilution Provisions. Notwithstanding anything contained in this Section 2.A.3 to the contrary, there shall be no adjustment of the Adjusted Series B Conversion Price pursuant to
Section 2.A.3.D(ii) or 2.A.3.D(iv) with respect to Common Stock or securities convertible into or exchangeable for Common Stock to be issued (a) to an employee, advisor, consultant or director of the Corporation directly or pursuant to any stock option or stock plan or arrangement that has been approved by the Corporation's Board of Directors and not exceeding, in the aggregate, the greater of 2,430,000 shares and 10% of the number of outstanding shares of Common Stock at the time of issuance (assuming the exercise, exchange or conversion of all of the securities of the Corporation that are exercisable or exchangeable for, or convertible into, Common Stock at the time of such issuance (including, without limitation, securities issued pursuant to this Section 2.A.3.D(v)) (subject in each instance to adjustment in the circumstances set forth in Section 2.A.3.D(i)), (b) at any time, upon the issuance of a number of shares of Junior Stock convertible into no more than 2,000,000 shares of Common Stock with an issue price per share (on an as-converted basis) that is less than the Adjusted Series B Conversion Price in effect at such time in connection with the acquisition by the Corporation or any Subsidiary of all or any substantial part of the business or assets, or capital stock, of any Person, provided, however, that, for purposes of this item (b), any Common Stock, or securities convertible into or exchangeable for Common Stock, so issued must be issued at a price per share of Common Stock, or having a conversion price, or exchange price, per share of Common Stock, if a security is convertible into, or exchangeable for, Common Stock (determined in each such case by dividing (x) the total consideration payable to the Corporation upon exercise, conversion or exchange of such rights, warrants or other securities convertible into, or exchangeable for, Common Stock plus, without duplication, any amounts paid for such rights, warrants or other securities upon issuance thereof, by (y) the total number of shares of Common Stock issuable pursuant to such rights, warrants or other securities convertible into, or exchangeable for, Common Stock) which is no less than the Current Market Price on the date of such issuance; and provided, further, that in case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be that value which is determined in good faith by at least a majority of the members of the Board of Directors of the Corporation; provided, that if the holders of a majority of the shares of Series B Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors, (c) pursuant to the exercise or conversion, as the case may be, of any option, warrant or convertible security outstanding on the Issue Date, including but not limited to any shares of Series A Preferred Stock and Series Z Preferred Stock issued on that date, or (d) upon conversion of the Series B Preferred Stock. Notwithstanding anything to the contrary in the preceding clause (b), any shares of Junior Stock issued in connection with the acquisition by the Corporation or any Subsidiary of all or any substantial part of the business or assets or capital stock of any Person pursuant to such clause (b) with an issue price per share equal to, or in excess of, the Adjusted Series B Conversion Price in effect at the time of such issuance shall not be counted in the basket of a number of shares of Junior Stock convertible into no more than 2,000,000 shares of Common Stock referred to in such clause (b).

                    (iv) Amendment/Modification to other Securities. Notwithstanding any provision in Section 2.A.3.D to the contrary and without limitation to or duplication of any other provision contained in Section 2.A.3.D, in the event any securities of the Corporation (other than the Series B Preferred Stock or the Series Z Preferred Stock), including, without limitation those securities set forth as exceptions in Subsection 2.A.3.D(v) (collectively, the "Subject Securities"), are amended or otherwise modified by operation of its terms or otherwise (including, without limitation, by operation of such Subject Securities' anti-dilution provisions) in any manner whatsoever that results in
(i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Common Stock or other securities exercisable for, or convertible or exchangeable into, Common Stock and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into (A) more shares or dollar amount of such Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Common Stock, or (B) more shares of Common Stock, then such
                                                                     ----
amendment or modification shall be treated for purposes of Section 2.A.3.D as if the Subject Securities which have been amended or modified have been terminated and the Adjusted Series B Conversion Price treated in accordance with the last sentence of Section 2.A.3.D(ii) and new securities have been issued in lieu of the Subject Securities with the amended or modified terms, and an appropriate adjustment to the Adjusted Series B Conversion Price shall be made hereunder with respect to such new securities (which adjustment shall be in lieu of the original adjustment to the Adjusted Series B Conversion Price hereunder, if any, made upon the issuance of the Subject Securities). The Corporation shall make all necessary adjustments (including successive adjustments if required) to the Adjusted Series B Conversion Price in accordance with Section 2.A.3.D, but in no event shall the Adjusted Series B Conversion

Price be greater than it was immediately prior to the application of this subsection to the transaction in question. On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of this subsection under
Section 2.A.3.D(ii) or 2.A.3.D(iv), as the case may be, without such subject Securities having been exercised, converted or exchanged in full pursuant to their terms, the Adjusted Series B Conversion Price shall be appropriately readjusted in the manner specified in such Section.

     E. De Minimis Adjustments. No adjustment of the Adjusted Series B Conversion Price shall be made if the amount of such adjustment would result in a change in the Adjusted Series B Conversion Price per share of less than $.05, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Adjusted Series B Conversion Price of $.05 or more per share. Notwithstanding the provisions of the first sentence of this Section 2.A.3.E, any adjustment postponed pursuant to this Section 2.A.3.E shall be made no later than the earlier of (a) three years from the date of the transaction that would, but for the provisions of the first sentence of this
Section 2.A.3.E, have required such adjustment and (b) immediately prior to the date of any conversion of shares of Series B Preferred Stock.

     F. Reorganization, Reclassification, Merger and Sale of Assets Adjustment. If there occurs any capital reorganization or any reclassification of the Common Stock, the consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation to another Person, then each share of Series B Preferred Stock shall
                               ----
thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock and upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series B Preferred Stock.

     G. Certificate as to Adjustments. Whenever the number of shares of Common Stock issuable, or the securities or other property deliverable upon the conversion of the Series B Preferred Stock, shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Series B Preferred Stock at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Series B Preferred Stock, the Series Z Preferred Stock and the Common Stock, a certificate, signed by the President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, its Treasurer or one of its Assistant Treasurers, stating the number of shares of Common Stock issuable, or the securities or other property deliverable, per share of Series B Preferred Stock converted, calculated to the nearest cent or to the nearest one one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

     H. No Amendment of Certificate of Incorporation. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution. issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any term of the Certificate of Incorporation, but will at all times in good faith assist in carrying out of all such terms and in taking of all such action as may he necessary or appropriate in order to protect the rights of the holders of Series B Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation
(a) will not increase the par value of any shares of stock receivable on the conversion of the Series B Preferred Stock, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full conversion of the Series B Preferred Stock, and (c) will take such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the conversion of the Series B Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

     I. Certain Events. In case at any time prior to the conversion or redemption of all of the Series B Preferred Stock:

        (i) the Corporation shall authorize the granting to all the holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

        (ii) there shall be any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock); or

        (iii) there shall be any capital reorganization by the Corporation; or

        (iv) there shall be an Organic Transaction; or

        (v) there shall be voluntary or involuntary dissolution, liquidation and winding up by the Corporation or dividend or distribution to holders of Common Stock (other than the Corporation's customary cash and stock dividends); or

        (vi) any other event requiring adjustment of the Adjusted Series B Conversion Price as set forth in Section 2.A.3.D;

then in any one or more of said cases, the Corporation shall cause to be
----
delivered to the holder, at the earliest practicable time (and, in any event, not less than 15 days before any record date or the date set for definitive action), written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Adjusted Series B Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon conversion of the Series B Preferred Stock. Such notice shall also specify the date, if known, as of which the holders of record of the Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of the Common Stock for securities or other property (including cash) deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction, as the case may be.

       J. Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series B Preferred Stock the maximum number of each of its authorized but unissued shares of Common Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock into Common Stock and shall take all action required to increase the authorized number of shares of Common Stock, as the case may be, if at any time there shall be insufficient authorized but unissued shares of Common Stock, as the case may be, to permit such reservation or to permit the conversion of all outstanding shares of Series B Preferred Stock.

       K. No Conversion Charge or Tax. The issuance and delivery of certificates for shares of Common Stock upon the conversion of shares of Series B Convertible Preferred Stock shall be made without charge to the holder of shares of Series B Convertible Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

    4. Status on Conversion or Redemption. Upon any conversion or redemption of
       ----------------------------------
shares of the Series B Preferred Stock, the shares so converted or redeemed shall be canceled.

    5. Voting Rights; Special Required Approval.  In addition to any voting
       ----------------------------------------
rights provided by law, the holders of shares of Series B Preferred Stock shall have the following rights:

       A. Voting Rights. The shares of the Series B Preferred Stock shall be voted with the shares of the Common Stock at any annual or special meeting of stockholders of the Corporation, or the holders of such shares of the Series B Preferred Stock may act by written consent in the same manner as holders of the Common Stock, upon the following basis: Each holder of shares of the Series B Preferred Stock shall be entitled to such number of votes for the Series B Preferred Stock held by such holder on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the largest number of whole shares of the Common Stock into which all of such holder's shares of the Series B Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          B. Special Required Approval. Notwithstanding any other paragraph or provision hereof, none of the following actions may be taken, directly or indirectly, by the Corporation or any of its Subsidiaries without the approval of the holders of at least sixty six and two thirds percent (66 2/3%) of all issued and outstanding shares of Series B Preferred Stock voting in person or by proxy, at a special or annual meeting called for the purpose or by written consent:

                (i) Any amendment, restatement or modification of the Certificate of Incorporation, By-laws or other governance documents which could adversely affect the rights of the holders of the Series B Preferred Stock, including, without limitation, the certificate of designation filed with respect to the Series C Preferred Stock (including, without limitation, any provision therein relating to redemption, liquidation or change of control payments);

                (ii) The declaration or payment of any dividend or making of any distribution on or with respect to the Junior Stock (dividends, if any, to which holders of Junior Stock are entitled shall continue to accrue notwithstanding this Section 2.A.5.B(ii)) (provided, that such approval of such holders of the Series B Preferred Stock shall not be required for the Corporation to effect a stock split by way of a stock dividend);

                (iii) Except as permitted herein or as permitted by the certificate of designation filed with respect to the Series C Preferred Stock (other than any redemption of the Series C Preferred Stock pursuant to Section 5(a) of the certificate of designation filed with respect to the Series C Preferred Stock), the purchase, redemption or retirement, directly or indirectly, of any shares of capital stock or other equity securities (or any securities convertible or exchangeable into such securities), including, without limitation, any redemption of the Series C Preferred Stock pursuant to Section 5(a) of the certificate of designation filed with respect to the Series C Preferred Stock, except that the Corporation may acquire shares of capital stock or other equity securities (or any securities convertible or exchangeable into such securities) from one or more sellers in connection with an Acquisition in satisfaction of any indemnification obligation owing by such seller or sellers in connection with such Acquisition, so long as no cash is paid by the Corporation or any of its Subsidiaries in connection therewith;

                (iv) The authorization, creation or issuance of any shares of capital stock or other securities which could adversely affect, or are ranked prior to or pari passu with, the Series B Preferred Stock (including, without limitation, any other shares of Series B Preferred Stock); provided, however,
                                                           --------  -------
that the Corporation may issue up to 34,092 shares of Series B Preferred Stock without requiring any approvals pursuant to this Section 2.A.5.B;

                (v) Engaging in any business other than the business in which the Corporation or its Subsidiaries are currently engaged, and reasonable extensions thereof;

                (vi)  A voluntary dissolution, liquidation or winding up;

                (vii) The entering into any transaction or agreement with, or making any payment to, any Affiliate of the Corporation or any Subsidiary, amending or terminating any existing agreement with any Affiliate of the Corporation or any Subsidiary, purchasing from or providing to an Affiliate of the Corporation or any Subsidiary any selling, general management or administrative services, directly or indirectly making any sales to or purchases from an Affiliate of the Corporation or any Subsidiary, or increasing the compensation being paid to an Affiliate of the Corporation or any Subsidiary, in each case other than (i) pursuant to the Fee Letters (as defined in the Purchase Agreement), (ii) pursuant to agreements in effect as of the Issue Date and reflected in Section
2.4 of, or on Schedule 5.21 to, the Purchase Agreement, and (iii) the reimbursement of reasonable expenses incurred by members of the Board of Directors of the Corporation, consistent with the Corporation's then existing policy of reimbursing directors for such expenses.

     6. Redemption. The Corporation shall, as provided below, redeem the shares
        ----------
of Series B Preferred Stock.

        A. Automatic Redemption. On March 29, 2008 (the "Series B Mandatory Redemption Date"), each outstanding share of Series B Preferred Stock shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be redeemed (unless otherwise prevented by law or prohibited under the terms of any debt document to which the Corporation is a party (including, without limitation, any debt document relating to the Senior Credit Facility) existing on the date hereof or consented to in writing by the holders of at least sixty-six and two-thirds percent (66 2/3%) of all issued and outstanding shares of Series B Preferred Stock), at a redemption price per share, in cash, equal to the greater of (i) the Series B Liquidation Preference for such Series B Preferred Stock and (ii) the amount to which the holder of such share of Series B Preferred Stock would be entitled upon liquidation of the Corporation had such share of Series B Preferred Stock been converted to Common Stock immediately prior to such redemption. The total sum payable per share of Series B Preferred Stock to be redeemed (the "Series B Redeemed Shares") on the Series B Mandatory Redemption Date is hereinafter referred to as the "Series B Redemption Price," and the payment to be made on the Series B Mandatory Redemption Date for the Series B Redeemed Shares is hereinafter referred to as the "Series B Redemption Payment." Upon notice from the Corporation, each holder of Series B Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series B Preferred Stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer.

        B. Termination of Rights. Except as set forth in Section 2.A.5.C, on and after the Series B Mandatory Redemption Date, all rights of any holder of Series B Preferred Stock shall cease and terminate; and such Series B Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Series B Redemption Payment for any reason, including, without limitation, the lack of Series B Legally Available Redemption Funds therefor, the rights of the holders of Series B Preferred Stock shall continue until the Corporation cures such default.

        C. Insufficient Funds for Redemption.

           (i) If, on the Series B Mandatory Redemption Date, the funds of the Corporation available by law or otherwise for redemption of the Series B Preferred Stock and Series C Preferred Stock to be redeemed on such date (the "Series B Legally Available Redemption Funds") are insufficient to redeem the Series B Redeemed Shares and such Series C Preferred Stock on such date, the holders of Series B Redeemed Shares and such Series C Preferred Stock shall share ratably in the Series B Legally Available Redemption Funds according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Series B Mandatory Redemption Date were redeemed in full.

                    (ii) The Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law or otherwise (including, without limitation, any debt document relating to the Senior Credit Facility) that prevented the Corporation from paying the Series B Redemption Price and redeeming all of the shares of Series B Preferred Stock to be redeemed hereunder. At any time thereafter when additional funds of the Corporation are available by law or otherwise for the redemption of shares of Series B Preferred Stock and Series C Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above.

                    (iii)  In the event that funds are not available by law or otherwise for the payment in full of (x) the Series B Redemption Price for the shares of Series B Preferred Stock to be so redeemed on the Series B Mandatory Redemption Date and (y) any amounts due with respect to the redemption of the Series C Preferred Stock, then the Corporation shall be obligated to make such
                          ----
partial redemption so that the number of shares of Series B Preferred Stock held by each holder thereof and the number of shares of Series C Preferred Stock held by each holder thereof shall be reduced on the pro rata basis set forth in
Section 2.A.6.C(i) above. In the event that the Corporation fails to redeem shares of Series B Preferred Stock and Series C Preferred Stock for which redemption is required, then during the period from the Series B Mandatory
                        ----
Redemption Date through the date on which such shares that the Corporation failed to redeem on the Series B Mandatory Redemption Date are actually redeemed, dividends on all such shares shall continue to accrue in cash and be cumulative as specified in Section 2.A.2.A.

               D.   Change of Control Offer.

                    (i) The Company shall no less than 10 Business Days prior to any Series C Change of Control that occurs prior to the fifth anniversary of the Series C Original Issue Date offer to purchase from each holder of shares of Series B Preferred Stock and each holder of any shares of Series C Preferred Stock (a "Change of Control Offer"), and thereafter shall purchase (unless otherwise prevented by law or prohibited under the terms of any debt document to which the Corporation is a party (including, without limitation, any debt document relating to the Senior Credit Facility) from each holder which accepts such Change of Control Offer, all (but not less than all) outstanding shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, then held by such holder pursuant to such Change of Control Offer for cash at a purchase price per share of Series B Preferred Stock equal to the Series B Liquidation Preference and a purchase price per share of Series C Preferred Stock equal to the liquidation preference with respect thereto, plus an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the date of such purchase pursuant to the Change of Control Offer. The total sum payable per share of Series B Preferred Stock to be purchased (the Series B Purchased Shares") on the Purchase Date (as defined below) is hereinafter referred to as the "Series B Change of Control Purchase Price" and the aggregate payment to be made in respect of the Series B Preferred Stock to be purchased on the Purchase Date is hereinafter referred to as the "Series B Change of Control Payment."

                    (ii) The Change of Control Offer shall remain open from the time of mailing until the purchase date (the "Purchase Date") set forth in the notice of offer (the "Notice of Offer"). The Notice of Offer shall be accompanied by a copy of the information most recently required to be supplied under Section 8.1(a) and Section 8.1(b) of the Purchase Agreement. The Notice of Offer shall contain all instruments and materials necessary to enable the holders to tender shares of Series B Preferred Stock or shares of Series C Preferred Stock, as the case may be, pursuant to the Change of Control Offer. The Notice of Offer, which shall govern the terms of the Change of Control Offer, shall state:

          (a)  that the Change of Control Offer is being made pursuant to this
     Section 6(D) and that tendered shares of Series B Preferred Stock and Series C Preferred Stock will be purchased;

          (b) the purchase price to be paid with respect to the Series B Preferred Stock and the Series C Preferred Stock and the date designated for purchase;

          (c) that the Change of Control Offer is being made for all (but not less than all) shares of Series B Preferred Stock or shares of Series C Preferred Stock, as the case may be, held by a holder;

          (d) that the shares of Series B Preferred Stock and Series C Preferred Stock purchased pursuant to the Change of Control Offer shall cease to accrue dividends or interest after the date designated for purchase;

          (e) such other information respecting the procedures for accepting the Change of Control Offer as the Company shall include and such other information as may be required by law; and

          (f) that (unless otherwise required by law) any holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third business day next preceding the date scheduled for purchase, a facsimile transmission or letter setting forth the name of the holder, the number of shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, owned by such holder (all of which shall have been delivered for purchase) and a statement that such holder is withdrawing its election to have such shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, purchased.

               E.   Insufficient Funds for Change of Control Offer.

                    (i) If, on the Purchase Date, the funds of the Corporation available by law or otherwise for purchase of the Series B Preferred Stock and Series C Preferred

Stock to be purchased on such date (the "Series B Legally Available Change of Control Funds") are insufficient to purchase the Series B Purchased Shares and such Series C Preferred Stock on such date, the holders of Series B Purchased Shares and such Series C Preferred Stock shall share ratably in the Series B Legally Available Change of Control Funds according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so purchased on such Purchase Date were purchased in full.

                    (ii) The Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law or otherwise that prevented the Corporation from paying the Series B Change of Control Purchase Price and purchasing all of the shares of Series B Preferred Stock to be purchased hereunder. At any time thereafter when additional funds of the Corporation are available by law for the purchase of shares of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above.

                    (iii) In the event that funds are not available by law or otherwise for the payment in full of (x) the Series B Change of Control Purchase Price for the shares of Series B Preferred Stock to be so purchased on the Purchase Date and (y) any amounts due with respect to the purchase of the Series C Preferred Stock, then the Corporation shall be obligated to make such partial
                   ----
payment so that the number of shares of Series B Preferred Stock held by each holder thereof and the number of shares of Series C Preferred Stock held by each holder thereof shall be reduced on the pro rata basis set forth in Section 2.A.6.C(i) above. In the event that the Corporation fails to purchase shares of Series B Preferred Stock and Series C Preferred Stock for which purchase is required, then during the period from the Purchase Date through the date on
          ----
which such shares that the Corporation failed to redeem on the Series B Mandatory Redemption Date are actually redeemed, dividends on all such shares shall continue to accrue in cash and be cumulative as specified in Section 2.A.2.A.

          7.   Liquidation, Dissolution or Winding Up - Series B Preferred
               -----------------------------------------------------------
Stock.
-----

               A. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Junior Stock, the holders of shares of Series B Preferred Stock shall be entitled to be paid an amount equal to the greater of (i) the Series B Liquidation Preference per share, with respect to each share of Series B Preferred Stock, and (ii) an amount per share of Series B Preferred Stock, with respect to each share of Series B Preferred Stock, equal to the amount to which the holder of one share of Series B Preferred Stock would be entitled upon liquidation of the Corporation had such share of Series B Preferred Stock been converted to Common Stock immediately prior to such liquidation, dissolution or winding up. In any case where a liquidation, dissolution or winding up of the Corporation shall be deemed to have occurred by reason of Section 2.A.7.C(ii), the holders of Series B Preferred Stock shall be paid the amount specified above in this Section 2.A.7.A. Upon the indefeasible payment in full in cash of such amount pursuant to this provision, the holders of Series B Preferred Stock shall not be entitled to any further participation in any distribution of the assets of the Corporation.

               B. Pro-Rata Distribution. If, upon any liquidation, dissolution or winding up of the Corporation (including, without limitation, a deemed distribution pursuant to Section 2.A.7.C(ii)), the assets of the Corporation available for distribution to the holders of Series B Preferred Stock and the holders of Series C Preferred Stock shall be insufficient to permit payment in full to all such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of
              ----
the Series B Preferred Stock and the holders of Series C Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. After payment in full of the Series B Liquidation Preference for the Series B Preferred Stock, any assets available for distribution shall be distributed to the holders of the Junior Stock in accordance with the terms thereof and the holders of the Series B Preferred Stock shall be not be entitled to any further participation in such distribution in the remaining assets of the Corporation.

               C.   Certain Events.

                    (i) A consolidation or merger of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction beneficially owning or controlling a majority of the voting securities of the continuing or surviving entity immediately following such transaction, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 2.A.7.

                    (ii) The consummation of an Organic Transaction shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2.A.7, unless within 30 days after delivery of written notice by the Corporation to the holders of the Series B Preferred Stock, the holders of a majority of shares of the Series B Preferred Stock provide the Corporation with written notice that such Organic Transaction shall not be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2.A.7. The Corporation shall give each holder of the Series B Preferred Stock notice of any Organic Transaction within 5 days of the occurrence thereof.

     B.   Series Z Preferred Stock.
          ------------------------

          1.   Ranking. The Series Z Preferred Stock shall have no dividend
               -------
rights and shall rank (A) junior to the Series B Preferred Stock and all Junior Stock other than the Common Stock with respect to rights on liquidation, dissolution, or winding up, and (B) senior to the Common Stock.

          2.   Conversion.
               ----------

               A. Conversion. Subject to and upon compliance with this Section 2.B.2, each share of Series Z Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time into that number of shares of Common Stock equal to the Series Z Conversion Rate. The "Series Z Conversion Rate" shall be determined by dividing the Series Z Base Amount per share by the Adjusted Series Z Conversion Price per share.

               B.   Exercise of Conversion Right.

                    (i) In order to exercise its conversion right, a holder of shares of Series Z Preferred Stock to be converted shall surrender the certificate representing such shares to the conversion agent (which may be the Corporation itself), with a notice of election to convert, duly completed and signed, at the principal office of this conversion agent. Unless the shares issuable upon conversion are to be issued in the same name as the name in which the shares of the Series Z Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer duly executed by the holder or his duly authorized attorney. If the Corporation fails to designate a conversion agent, the conversion agent shall be the Corporation.

                    (ii) As promptly as practicable after the surrender by a holder of the certificates for shares of the Series Z Preferred Stock and in any event within ten business days after such surrender, the Corporation shall issue and deliver to the Person for whose account such shares of Series Z Preferred Stock were surrendered, or to its nominee or nominees (subject to compliance with applicable stockholders' agreements and other applicable agreements restricting transfer), a certificate or certificates for the number of full shares of Common Stock or other securities issuable upon the conversion of those shares and any fractional interest in respect of a share of Common Stock or other security arising upon the conversion shall be settled as provided below. Notwithstanding anything to the contrary set forth herein, no shares of Series Z Preferred Stock may be converted as set forth herein unless all shares of Series Z Preferred Stock are so converted.

                    (iii) Any conversion shall be deemed to have been effected immediately prior to the close of business on the date on which all of the precedent conditions shall have been satisfied, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock or other securities represented by those certificates at such time on such date. All shares of Common Stock delivered upon conversion of the Series Z Preferred Stock will upon delivery in accordance with the provisions hereof be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of the Series Z Preferred Stock to be converted, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

               C. Fractional Shares. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the Series Z Preferred Stock. Any fractional interest in a share of Common Stock resulting from conversion of a share of the Series Z Preferred Stock shall be paid in cash (computed to the nearest cent) equal to such fraction multiplied by the Current Market Price of the Common Stock. If more than one certificate representing Series Z Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series Z Preferred Stock so surrendered for conversion.

               D. Antidilution Provisions. Subject in all events to the limitations set forth in Section 2.B.2.D(v), the Adjusted Series Z Conversion Price shall be subject to adjustment as follows if any of the events listed below occur prior to the conversion of each share of the Series Z Preferred Stock.

                    (i) Dividend, Subdivision, Combination, or Reclassification of Common Stock. If the Corporation shall, at any time or from time to time, (a) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (b) subdivide the outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares or (d) issue any shares of its capital stock in a reclassification of the Common Stock (excluding any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each
                                                                ----
such case, the Adjusted Series Z Conversion Price in effect immediately prior to such event shall be proportionately adjusted so that, in connection with a conversion of the Series Z Preferred Stock after such date, the holder of shares of Series Z Preferred Stock shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the conversion had occurred immediately prior to such date, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Adjusted Series Z Conversion Price then in effect shall be adjusted to the Adjusted Series Z Conversion Price in effect immediately prior to such record date, subject, however, to such other adjustments as may have been made or which would have been made under this
Section 2.B.2.D had such Adjusted Series Z Conversion Price been the Adjusted Series Z Conversion Price in effect immediately prior to such record date.

                    (ii) Issuance of Rights to Purchase Common Stock Below Adjusted Series Z Conversion Price. If the Corporation shall, at any time or from time to time, fix a record date for the issuance of rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share of Common Stock, or having a conversion price, or exchange price, per share of Common Stock, if a security is convertible into, or exchangeable for, Common Stock (determined in each such case by dividing (x) the total consideration payable to the Corporation upon exercise, conversion or exchange of such rights, warrants or other securities convertible into, or exchangeable for, Common Stock by (y) the total number of shares of Common Stock issuable pursuant to such rights, warrants or other securities convertible into, or exchangeable for, Common Stock), lower than the Adjusted Series Z Conversion Price in effect immediately prior to such record date, then the Adjusted Series
                                                       ----
Z Conversion Price shall be immediately reduced to the price equal to the price per share of such Common Stock (as determined pursuant to clauses (x) and (y) above); provided, however, that such adjustment shall be made only if such adjustment results in an Adjusted Series Z Conversion Price which is lower than the Adjusted Series Z Conversion Price in effect immediately prior to such record date. In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation and shall be that value which is agreed upon by at least a majority of the members thereof, provided, that if the holders of a majority of the shares of Series Z Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. Any such adjustment shall become effective immediately after the record date for such rights or warrants, and no adjustment shall be made pursuant to either Section 2.B.2.D(iv) or 2.B.2.D(vi) by reason of the sale and issuance of such rights or warrants or the exercise thereof. Such adjustment pursuant to this Section 2.B.2.D(ii) shall be made successively whenever such a record date is fixed. If such rights or warrants are not issued, or expire or terminate without the exercise of such rights or warrants and no securities are issued pursuant thereto, the Adjusted Series Z Conversion Price shall be adjusted to the Adjusted Series Z Conversion Price in effect immediately prior to such record date, subject, however, to such other adjustments as may have been made or which would have been made under this Section 2.B.2.D had such Adjusted Series Z Conversion Price been the Adjusted Series Z Conversion Price in effect immediately prior to such record date.

                    (iii) Certain Distributions. If the Corporation shall, at any time or from time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of Indebtedness, assets or other property (other than
(a) cash dividends or cash distributions payable out of consolidated earnings or earned surplus or (b) dividends payable in capital stock for which adjustment is made under Section 2.B.2.D(i)) or subscription rights or warrants (excluding those referred to in Sections 2.B.2.D(ii) and 2.B.2.D(iv)), then in each such
                                                            ----
case for the purpose of this 2.B.2.D(iii), the holders of the Series Z Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series Z Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

                    (iv) Issuance of Common Stock Below Adjusted Series Z Conversion Price. Subject to Section 2.B.2.D(v), the Adjusted Series Z Conversion Price shall be subject to adjustment as follows: If the Corporation shall, at any time or from time to time, sell or issue shares of Common Stock (regardless of whether originally issued or from the Corporation's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total consideration received or receivable by the Corporation in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock issuable pursuant to such rights, options, warrants or convertible or exchangeable securities) lower than the Adjusted Series Z Conversion Price in effect immediately prior to such sale or issuance, then the Adjusted Series Z
                                                   ----
Conversion Price shall be immediately reduced to a price equal to the price per share of such Common Stock issued at below the Adjusted Series Z

Conversion Price (or, in the case of rights, options, warrants or convertible or exchangeable securities, as determined pursuant to clauses (x) and (y) above); provided, however, that such adjustment shall be made only if such adjustment results in an Adjusted Series Z Conversion Price which is lower than the Adjusted Series Z Conversion Price in effect immediately prior to taking such action. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Corporation therefor shall be deemed to be the consideration actually received or receivable by the Corporation (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Corporation for the shares of Common Stock covered thereby. If the Corporation shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of
                                   ----
Common Stock" and the "consideration" received or receivable by or payable to the Corporation for purposes of the first sentence following the colon and the immediately preceding sentence of this Section 2.B.2.D(iv), the fair value of such property shall be determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least a majority of the members thereof, provided, that if the holders of a majority of the shares of Series Z Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. The determination of whether any adjustment is required under this
Section 2.B.2.D(iv) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance or sale of Common Stock upon the exercise of such rights to subscribe or purchase. Upon the expiration of any such rights, options or warrants or the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, without any of such rights, options, warrants or convertible or exchangeable securities, as the case may be, having been exercised and no shares of Common Stock issued pursuant thereto, the Adjusted Series Z Conversion Price shall be adjusted, as the case may be, to the Adjusted Series Z Conversion Price in effect immediately prior to such sale or issuance, subject, however, to such other adjustments as may have been made or which would have been made pursuant to this Section 2.B.2.D had such Adjusted Series Z Conversion Price been the Adjusted Series Z Conversion Price in effect immediately prior to such sale or issuance of such rights, options, warrants or convertible or exchangeable securities, as the case may be.

                    (v) Certain Exceptions to Anti-Dilution Provisions. Notwithstanding anything contained in this Section 2.B.2 to the contrary, there shall be no adjustment of the Adjusted Series Z Conversion Price pursuant to
Section 2.B.2.D(ii) or 2.B.2.D(iv) with respect to Common Stock or securities convertible into or exchangeable for Common Stock to be issued (i) to an employee, advisor, consultant or director of the Corporation directly or pursuant to any stock option or stock plan or arrangement that has been approved by the Corporation's Board of Directors and not exceeding, in the aggregate, the greater of 2,430,000 shares and 10% of the number of outstanding shares of Common Stock at the time of such issuance (assuming the exercise, exchange or conversion of all securities of the Corporation that are exercisable or exchangeable for, or convertible into, Common Stock at the time of such issuance (including, without limitation, securities issued pursuant to this Section 2.B.2.D(v)) (subject in each instance to adjustment in the circumstances set forth in Section 2.B.2.D(i)), (ii) in connection with the acquisition by the Corporation or any Subsidiary of all or any substantial part of the business or assets, or capital stock, of any Person, provided, however, that, for purposes of this item (ii), any Common Stock, or securities convertible into or exchangeable for Common Stock, so issued must be issued at a price per share of Common Stock, or having a conversion price, or exchange price, per share of Common Stock, if a security is convertible into, or exchangeable for, Common Stock (determined in each such case by dividing (x) the total consideration payable to the Corporation upon exercise, conversion or exchange of such rights, warrants or other securities convertible into, or exchangeable for, Common Stock plus, without duplication, any amounts paid for such rights, warrants or other securities upon issuance thereof, by (y) the total number of shares of Common Stock issuable pursuant to such rights, warrants or other securities convertible into, or exchangeable for, Common Stock) which is no less than the Current Market Price on the date of such issuance; and provided, further, that in case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be that value which is determined in good faith by at least a majority of the members of the Board of Directors of the Corporation: provided, that if the holders of a majority of the shares of Series Z Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors, (iii) pursuant to the exercise or conversion, as the case may be, of any option, warrant or convertible security outstanding on the Issue Date, including but not limited to any shares of Series A Preferred Stock and Series B Preferred Stock issued on that date, or (iv) upon conversion of the Series Z Preferred Stock.

                    (vi) Amendment/Modification to other Securities. Notwithstanding any provision in Section 2.B.2.D to the contrary and without limitation to or duplication of any other provision contained in Section 2.B.2.D, in the event any securities of the Corporation (other than the Series B Preferred Stock or the Series Z Preferred Stock), including, without limitation those securities set forth as exceptions in Subsection 2.B.2.D(v) (collectively, the "Subject Securities"), are amended or otherwise modified by operation of its terms or otherwise (including, without limitation, by operation of such Subject Securities' anti-dilution provisions) in any manner whatsoever that results in
(i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Common Stock or other securities exercisable for, or convertible or exchangeable into, Common Stock and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into (A) more shares or dollar amount of such Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Common Stock, or (B) more shares of Common Stock, then such
                                                                     ----
amendment or modification shall be treated for purposes of Section 2.B.2.D as if the Subject Securities which have been amended or modified have been terminated and the Adjusted Series Z Conversion Price treated in accordance with the last sentence of Section 2.B.2.D(ii) and new securities have been issued in lieu of the Subject Securities with the amended or modified terms, and an appropriate adjustment to the Adjusted Series Z Conversion Price shall be made hereunder with respect to such new securities (which adjustment shall be in lieu of the original adjustment to the Adjusted Series Z Conversion Price hereunder, if any, made upon the issuance of the Subject Securities). The Corporation shall make all necessary adjustments (including successive adjustments if required) to the Adjusted Series Z Conversion Price in accordance with Section 2.B.2.D, but in no event shall the Adjusted Series Z Conversion Price be greater than it was immediately prior to the application of this subsection to the transaction in question. On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of this subsection under Section 2.B.2.D(ii), 2.B.2.D(iv), 2.B.2.D(v) or 2.B.2.D(vi), as the case may be, without such subject Securities having been exercised, converted or exchanged in full pursuant to their terms, the Adjusted Series Z Conversion Price shall be appropriately readjusted in the manner specified in such Section.

               E. De Minimis Adjustments. No adjustment of the Adjusted Series Z Conversion Price shall be made if the amount of such adjustment would result in a change in the Adjusted Series Z Conversion Price per share of less than l%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Adjusted Series Z Conversion Price of 1% or more per share. Notwithstanding the provisions of the first sentence of this Section 2.B.2.E, any adjustment postponed pursuant to this Section 2.B.2.E shall be made no later than the earlier of (a) three years from the date of the transaction that would, but for the provisions of the first sentence of this
Section 2.B.2.E, have required such adjustment and (b) immediately prior to the date of any conversion of shares of Series Z Preferred Stock.

               F. Reorganization, Reclassification, Merger and Sale of Assets Adjustment. If there occurs any capital reorganization or any reclassification of the Common Stock, the consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation to another Person, then each share of Series Z Preferred Stock shall
                               ----
thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock and upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock into which such share of Series Z Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series Z Preferred Stock.

               G. Certificate as to Adjustments. Whenever the number of shares of Common Stock issuable, or the securities or other property deliverable upon the conversion of the Series Z Preferred Stock, shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Series Z Preferred Stock at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Series Z Preferred Stock, the Series Z Preferred Stock and the Common Stock, a certificate, signed by the President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, its Treasurer or one of its Assistant Treasurers, stating the number of shares of Common Stock issuable, or the securities or other property deliverable, per share of Series Z Preferred Stock converted, calculated to the nearest cent or to the nearest one one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

               H. No Amendment of Certificate of Incorporation. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any term of the Certificate of Incorporation, but will at all times in good faith assist in carrying out of all such terms and in taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series Z Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series Z Preferred Stock, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full conversion of the Series Z Preferred Stock, and
(c) will take such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the conversion of the Series Z Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

               I. Certain Events. In case at any time prior to the conversion of all of the Series Z Preferred Stock:

                    (i) the Corporation shall authorize the granting to all the holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

                    (ii) there shall be any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock); or

                    (iii) there shall be any capital reorganization by the Corporation; or

                    (iv)   there shall be an Organic Transaction; or

                    (v) there shall be voluntary or involuntary dissolution, liquidation and winding up by the Corporation or dividend or distribution to holders of Common Stock (other than the Corporation's customary cash and stock dividends); or

                    (vi) any other event requiring adjustment of the Adjusted Series Z Conversion Price as set forth in Section 2.B.2.D;

then in any one or more of said cases, the Corporation shall cause to be
----
delivered to the holder, at the earliest practicable time (and, in any event, not less than 15 days before any record date or the date set for definitive action), written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Adjusted Series Z Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon conversion of the Series Z Preferred Stock. Such notice shall also specify the date, if known, as of which the holders of record of the Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of the Common Stock for securities or other property (including cash) deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction, as the case may be.

               J. Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series Z Preferred Stock the maximum number of each of its authorized but unissued shares of Common Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Series Z Preferred Stock into Common Stock and shall take all action required to increase the authorized number of shares of Common Stock, as the case may be, if at any time there shall be insufficient authorized but unissued shares of Common Stock, as the case may be, to permit such reservation or to permit the conversion of all outstanding shares of Series Z Preferred Stock.

               K. No Conversion Charge or Tax. The issuance and delivery of certificates for shares of Common Stock upon the conversion of shares of Series Z Convertible Preferred Stock shall be made without charge to the holder of shares of Series Z Convertible Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

          3.   Status on Conversion or Redemption. Upon any conversion or
               ----------------------------------
redemption of shares of the Series Z Preferred Stock, the shares so converted shall be canceled.

          4.   Voting Rights of the Series Z Preferred Stock. The shares of the
               ---------------------------------------------
Series Z Preferred Stock shall not have any right to vote except for voting rights under applicable law.

          5.   Redemption. The Corporation may, at its option, redeem the shares
               ----------
of Series Z Preferred Stock in accordance with the terms set forth below.

               A. Optional Redemption. On March 29, 2009 (the "Series Z Redemption Date"), each outstanding share of Series Z Preferred Stock may, at the option of the Corporation, be redeemed (unless otherwise prevented by law), at a redemption price per share, in cash, equal to 100% of the Series Z Liquidation Preference for such Series Z Preferred Stock. The total sum payable per share of Series Z Preferred Stock to be redeemed (the "Series Z Redeemed Shares") on the Series Z Redemption Date is hereinafter referred to as the "Series Z Redemption Price," and the payment to be made on the Series Z Redemption Date for the Redeemed Shares is hereinafter referred to as the "Series Z Redemption Payment." Upon written notice from the Corporation, each holder of Series Z Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series Z Preferred Stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer.

               B. Termination of Rights. Except as set forth in Section 2.B.5.C, on and after the Series Z Redemption Date, all rights of any holder of Series Z Preferred Stock shall cease and terminate; and such Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Series Z Redemption Payment for any reason, including, without limitation, the lack of Series Z Legally Available Redemption Funds therefor, the rights of the holders of Series Z Preferred Stock shall continue until the Corporation cures such default.

               C.   Insufficient Funds for Redemption.

                    (i) If the funds of the Corporation available for redemption of the Series Z Preferred Stock by law or otherwise on the Series Z Redemption Date (the "Series Z Legally Available Redemption Funds") are insufficient to redeem the Redeemed Shares on such date, the holders of Redeemed Shares shall share ratably in the Legally Available Redemption Funds according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Series Z Redemption Date were redeemed in full.

                    (ii) The Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law that prevented the Corporation from paying the Series Z Redemption Price and redeeming all of the shares of Series Z Preferred Stock to be redeemed hereunder. At any time thereafter when additional funds of the Corporation are available by law for the redemption of shares of Series Z Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above.

                    (iii) In the event that funds are not available by law for the payment in full of the Series Z Redemption Price for the shares of Series Z Preferred Stock to be so redeemed on the Series Z Redemption Date, then the
                                                                   ----
Corporation shall be obligated to make such partial redemption so that the number of shares of Series Z Preferred Stock held by each holder shall be reduced on a pro rata basis.

          6.   Liquidation, Dissolution or Winding Up - Series Z Preferred
               -----------------------------------------------------------
Stock.
-----

               A. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of any Junior Stock ranking junior to the Series Z Preferred Stock, the holders of outstanding shares of Series Z Preferred Stock shall be entitled to be paid an amount equal to the Series Z Liquidation Preference per share, with respect to each share of Series Z Preferred Stock. The term "Series Z Liquidation Preference" shall mean, as to each share of Series Z Preferred Stock, an amount equal to the Series Z Original Issue price per share of Series Z Preferred Stock. The term "Series Z Original Issue Price" shall mean $.01 per share for each of the then outstanding shares of Series Z Preferred Stock, as may be adjusted for subdivisions or combinations of the Series Z Preferred Stock. In any case where a liquidation, dissolution or winding up of the Corporation shall be deemed to have occurred by reason of Section 2.B.6.C(ii), the holders of Series Z Preferred Stock shall be paid the amount specified above in this Section 2.B.6.A. Upon the indefeasible payment in full in cash of such amount pursuant to this provision, the holders of Series Z Preferred Stock shall not be entitled to any further participation in any distribution of the assets of the Corporation.

               B. Pro-Rata Distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Series Z Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for
                                  ----
distribution to holders of the Series Z Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. After payment in full of the Series Z Liquidation Preference for the Series Z Preferred Stock, any assets available for distribution shall be distributed to the holders of the Junior Stock ranking junior to the Series Z Preferred Stock and the holders of the Series Z Preferred Stock shall be not be entitled to any further participation in such distribution in the remaining assets of the Corporation.

               C.   Certain Events.

                    (i) A consolidation or merger of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling a majority of the voting securities of the continuing or surviving entity immediately following such transaction, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2.B.6.

                    (ii) The consummation of an Organic Transaction shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2.B.6, unless within 30 days after delivery of written notice by the Corporation to the holders of the Series Z Preferred Stock, the holders of a majority of shares of the Series Z Preferred Stock provide the Corporation with written notice that such Organic Transaction shall not be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2.B.6. The Corporation shall give each holder of the Series Z Preferred Stock notice of any Organic Transaction within 5 days of the occurrence thereof.

     C.   General Provisions.
          ------------------

          1.   Notices. Except as otherwise expressly provided, whenever notices
               -------
or other communications are required to be made, delivered or otherwise given to holders of shares of the Series B Preferred Stock and the Series Z Preferred Stock, the notice or other communication shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or Personal delivery, addressed to the Persons shown on the books of the Corporation as such holders at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporation's Certificate of Incorporation and By-laws and applicable law, as in effect from time to time. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the U. S. mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

          2.   Certain Remedies. Any registered holder of shares of Series B
               ----------------
Preferred Stock or Series Z Preferred Stock shall be entitled to an injunction or injunctions to prevent violations of the provisions of the Certificate of Incorporation and to enforce specifically the terms and provisions of the Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of the Corporation's Certificate of Incorporation which benefits only the holders of the Series B Preferred Stock or Series Z Preferred Stock may be waived by holders of sixty six and two thirds percent (66 2/3%) of all issued and outstanding Series B Preferred Stock or Series Z Preferred Stock, as the case may be (either generally or in a particular instance and either retroactively or prospectively).

          3.   Invalidity. If any right, preference or limitation of the Series
               ----------
B Preferred Stock or the Series Z Preferred Stock set forth herein (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Section 2 (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          4.   Repurchase of Common Stock. The Corporation covenants and agrees
               --------------------------
that it will not, without the prior written consent of each affected Regulated Holder, to the extent that such Regulated Holder is subject to the provisions of the Bank Holding Company Act of 1956, as amended (including Regulation Y promulgated thereunder), directly or indirectly, purchase, redeem, retire or otherwise acquire any shares of capital stock of the Corporation if, as a result of such purchase, redemption, retirement or other acquisition, any Regulated Holder, together with its Affiliates, will own, or be deemed to own, Common Stock or other shares of capital stock of the Corporation representing capital equal to (x) 4.9% or more of the aggregate voting shares or (y) 24.9% or more of the aggregate shares, in each case of the Corporation then outstanding (assuming the conversion of all Series Z Preferred Stock then held by such Regulated Holder and its Affiliates).

        5. Regulatory Matters. The Corporation agrees to cooperate in good faith
           ------------------
with and assist any Regulated Holder or any of the Regulated Holder's Affiliates as such Regulated Holder may reasonably request in connection with any United States regulatory issues that may arise with respect to the Corporation. Anything herein or in the Purchase Agreement to the contrary notwithstanding, in the event that any Regulated Holder or any of such Regulated Holder's Affiliates shall determine that it is illegal or unduly burdensome, by reason of regulatory restriction, for such Regulated Holder or such Affiliate to continue to hold some or all of the Series Z Preferred Stock or its Common Stock (upon conversion of the Series Z Preferred Stock) or any other securities of the Corporation held by it, such Regulated Holder or such Affiliate, as the case may be, may sell or otherwise dispose of that portion of its Series Z Preferred Stock or Common Stock, as the case may be, that such Regulated Holder or such Affiliate determines to be appropriate in light of such regulatory restrictions in as prompt and orderly a manner as is reasonably necessary. The Corporation shall cooperate with and assist such Regulated Holder or such Affiliate, as the case may be, in disposing of such Series Z Preferred Stock or Common Stock, and (without limiting the foregoing) at the request of such Regulated Holder or such Affiliate, as the case may be, the Corporation shall provide (and authorize such Regulated Holder or such Affiliate, as the case may be, to provide) financial and other information concerning the Corporation to any prospective purchaser of the Series Z Preferred Stock or Common Stock owned by such Regulated Holder or such Affiliate, as the case may be, subject to reasonable and appropriate confidentiality arrangements. The provisions of this Section 2.C.5 shall inure solely to the benefit of such Regulated Holders and their affiliates which are subject to the provisions of the Bank Holding Company Act of 1956, as amended (including Regulation Y promulgated thereunder).

     D. Definitions. For the purposes of this Certificate of Designation, the
        -----------
following terms shall have the meanings indicated:

     "Acquisition" shall mean: (a) the acquisition by MedSource Technologies,
      -----------
LLC of all of the capital stock of (i) National Wire and Stamping, Inc., a Colorado corporation and (ii) Texcel, Inc., a Massachusetts corporation; (b) the acquisition by Brimfield Precision, LLC, a wholly-owned Subsidiary of MedSource Technologies, LLC, of substantially all of the assets of Brimfield Precision, Inc., a Massachusetts corporation; (c) the acquisition by Kelco Acquisition LLC, a wholly-owned Subsidiary of MedSource Technologies, LLC, of substantially all of the assets of Kelco Industries, Inc., a Minnesota corporation, (d) the acquisition by Hayden Precision Industries, LLC, a wholly-owned Subsidiary of MedSource Technologies, LLC, of substantially all of the assets of W.N. Rushwood, Inc., a New York corporation; (e) the acquisition by Portlyn, LLC, a wholly-owned Subsidiary of MedSource Technologies, LLC, of substantially all of the assets of Portlyn Corporation, a New Hampshire corporation or (f) the acquisition by The MicroSpring Company, LLC, a wholly-owned Subsidiary of MedSource Technologies, LLC of substantially all of the assets of The MicroSpring Co., Inc., a Massachusetts corporation.

     "Adjusted Series B Conversion Price" shall mean, with respect to each share
      ----------------------------------
of Series B Preferred Stock, the Series B Conversion Price, subject to appropriate adjustment from time to time for events described in Section 2.A.3 occurring after the Issue Date.

     "Adjusted Series Z Conversion Price" shall mean, with respect to each share
      ----------------------------------
of Series Z Preferred Stock, the Series Z Conversion Price, subject to appropriate adjustment from time to time for events described in Section 2.B.2 occurring after the Issue Date.

     "Affiliate" shall have the meaning assigned to that term in Regulation
      ---------
12b-2 promulgated under the Exchange Act.

     "By-laws" shall mean the by-laws, as amended, of the Corporation and/or its
      -------
Subsidiaries, as the context may require.

     "Certificate of Incorporation" shall mean the Certificate of Incorporation,
      ----------------------------
as amended (including, without limitation, by any certificate of amendment or certificate of designation), of the Corporation and/or its Subsidiaries, as the context may require, together.

         "Closing Price" shall mean, with respect to each share of Common Stock,
          -------------
for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such Common Stock is listed or admitted for trading or (b) if such Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such Common Stock as reported on the Automatic Quotation System of NASDAQ or a similar service if NASDAQ is no longer reporting such information.

     "Common Stock" shall mean the Corporation's Common Stock, par value $.01
      ------------
per share.

     "Contingent Obligation" as applied to any Person, shall mean any direct or
      ---------------------
indirect liability, contingent or otherwise, of that Person: (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

     "Current Market Price" shall mean, with respect to shares of Common Stock,
      --------------------
on any date, the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 days before such date. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service, the Current Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least a majority of the members thereof, or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of a nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Series B Preferred Stock.

     "Exchange Act" shall mean the Securities and Exchange Act of 1934, as
      ------------
amended, and the rules and regulations of the Commission thereunder.

     "GAAP" means generally accepted United States accounting principles in
      ----
effect from time to time.

     "Governmental Authority" shall mean the government of any nation, state,
      ----------------------
city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of any of the foregoing.

     "Indebtedness" shall mean as to any Person (a) all obligations of such
      ------------
Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers' acceptances, whether or not matured), (b) all indebtedness, obligations or liability of such Person to another Person (whether or not evidenced by notes, bonds, debentures or similar instruments) whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several, (c) all Obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation of such Person. The determination of the amount of the Indebtedness at the relevant time of determination with respect to the Parent and its Subsidiaries shall be made on a consolidated basis in accordance with GAAP consistently applied.

     "Issue Date" shall mean the date on which the shares of Series B Preferred
      ----------
Stock or Series Z Preferred Stock, as the case may be, are issued.

     "Junior Stock" shall mean the Common Stock, the Series A Preferred Stock,
      ------------
the Series Z Preferred Stock and any other series or class of common stock, preferred stock or other capital stock now or hereafter authorized the terms of which do not provide that such stock shall rank senior to or pari passu with the Series B Preferred Stock on liquidation or as to dividends.

     "NASDAQ" shall mean the National Association of Securities Dealers, Inc.
      ------

     "Organic Transaction" shall mean (x) the sale, lease, exchange, transfer or
      -------------------
other disposition, either directly or indirectly (including, without limitation, by merger, consolidation or otherwise), of assets constituting all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole, to a Person or group of Persons, (y) any merger, consolidation or other business combination, or refinancing or recapitalization that results in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction beneficially owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction and/or (z) any Person or Persons acting together or which would constitute a "group" for the purposes of Section 13(d) of the Exchange Act, together or with any Affiliates thereof, other than the holders of the Common Stock, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, and the holders of the Series Z Preferred Stock as of the Issue Date, and their respective Affiliates, beneficially owning (as defined in Rule 13d-3 of the Exchange Act) or controlling, directly or indirectly, at least 50% of the total voting power of all classes of capital stock entitled to vote generally in the election of Directors of the Corporation.

     "Person" shall mean any individual, firm, corporation, limited liability
      ------
company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

     "Purchase Agreement" means the Securities Purchase Agreement, dated as of
      ------------------
March 30, 1999, by and among the Corporation, MedSource Technologies, LLC, J.H. Whitney Mezzanine Fund, L.P., J.H. Whitney III, L.P., Whitney Strategic Partners III, L.P. and German American Capital Corporation, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     "Qualified IPO" has the meaning assigned such term in Section 2.A.3.A.
      -------------

     "Regulated Holder" shall mean any holder which is subject to the provisions
      ----------------
of Regulation Y promulgated by the Board Governors of the Federal Reserve, or any successor regulation thereto or which is affiliated with any entity subject to the provisions of Regulation Y.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the Commission thereunder.

     "Senior Credit Facility" shall mean the Credit Agreement, dated as of March
      ----------------------
30, 1999, among the Corporation, MedSource Technologies, LLC, the lenders party thereto from time to time, and Deutsche Bank AG, New York Branch, as Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereto), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Corporation as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement, and whether by the same or any other agent, lender or group of lenders (in each such case, such amendments, supplements or other modifications shall be in compliance with and subject to Section 9.4(j) of the Purchase Agreement).

     "Series A Preferred Stock" shall mean the Series A Preferred Stock, par
      ------------------------
value $.01 per share, of the Corporation.

     "Series B Conversion Price" shall mean, as of the Issue Date, with respect
      -------------------------
to each share of Series B Preferred Stock, $73.33.

     "Series B Legally Available Dividend Funds" has the meaning assigned such
      -----------------------------------------
term in Section 2.A.2.A.

     "Series B Liquidation Preference" means, as to each share of Series B
      -------------------------------
Preferred Stock, an amount equal to the Series B Original Issue Price per share of Series B Preferred Stock plus an amount equal to all unpaid accrued or accumulated dividends (whether or not declared) on such share of Series B Preferred Stock, to the final date of distribution, the Series B Mandatory Redemption Date, or the date of the purchase pursuant to a Change of Control Offer, as the case may be.

     "Series B Mandatory Redemption Date" has the meaning assigned such term in
      ----------------------------------
Section 2.A.6.A.

     "Series B Preferred Stock" has the meaning assigned such term in Section 1.
      ------------------------

     "Series C Change of Control" means a "Change of Control" as defined in
      --------------------------
the certificate of designation filed with respect to the Series C Preferred
Stock.

     "Series C Preferred Stock Liquidation Preference" means, as to each share
      -----------------------------------------------
of Series C Preferred Stock, an amount equal to the liquidation preference of such share of Series C Preferred Stock plus an amount equal to all unpaid accrued or accumulated dividends (whether or not declared) on such share of Series C Preferred Stock, to the final date of distribution or mandatory redemption of such Series C Preferred Stock.

     "Series C Original Issue Date" shall mean the date on which shares of
      ----------------------------
Series C Preferred Stock were first issued by the Corporation.

     "Series C Preferred Stock" shall mean the 6.0% Cumulative Convertible
      ------------------------
Redeemable Preferred Stock, Series C, par value $.01 per share, of the Corporation.

     "Series Z Base Amount" shall mean with respect to each share of Series Z
      --------------------
Preferred Stock $73.33, as may be adjusted for subdivisions or combinations of the Series Z Preferred Stock.

     "Series Z Conversion Price" shall mean, as of the Issue Date, with respect
      -------------------------
to each share of Series Z Preferred Stock, $73.33.

     "Series Z Preferred Stock" has the meaning assigned such term in Section 1.
      ------------------------

     "Series Z Redemption Date" has the meaning assigned such term in Section
      ------------------------
2.B.5.A.

     "Share Transfer Agreement" means the Share Transfer Agreement, dated as of
      ------------------------
March 30, 1999, by and among the Corporation, the stockholders named therein, J.H. Whitney III, L.P. and Whitney Strategic Partners III, L.P., as the same now exists or may hereafter be amended, modified or supplemented from time to time.

     "Subsidiary" shall mean, with respect to any Person, a corporation, limited
      ----------
liability company or other entity of which more than 50% of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Certificate of Designation shall refer to a Subsidiary or Subsidiaries of the Corporation.

     SIXTH: This amended and restated Certificate of Designation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                      [The next page is the signature page]

         IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed this instrument and affirmed that the statements made herein are true under the penalties of perjury as of October ____, 2000.

                          MEDSOURCE TECHNOLOGIES, INC.

                          By: /s/
                             --------------------------------------------------
                              Name: Richard J. Effress
                              Title: Chairman

                          MEDSOURCE TECHNOLOGIES, INC.

                  CERTIFICATE OF DESIGNATION OF 6.0% CUMULATIVE
                CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES C,
                 SETTING FORTH THE POWERS, PREFERENCES, RIGHTS,
                 QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                         SUCH SERIES OF PREFERRED STOCK

              Pursuant to Section 151 of the Delaware General Corporation Law, MedSource Technologies, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

              That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation has duly adopted the following resolution creating a series of Preferred Stock designated as 6.0% Cumulative Convertible Redeemable Preferred Stock, Series C, and such resolution has not been modified and is in full force and effect on the date hereof:

              RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of the authorized Preferred Stock, par value $0.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.    Designation and Number.
              ----------------------

              (a) The shares of such series shall be designated as 6.0% Cumulative Convertible Redeemable Preferred Stock, Series C (the "Series C Preferred Stock"). The number of shares initially constituting the Series C Preferred Stock shall be 52,029, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided,
                                                                     --------
however, that such number may not be decreased below the number of then
-------
outstanding shares of Series C Preferred Stock or shares of Series C Preferred Stock which may be issued pursuant to the Stock Purchase Agreement.

              (b) The Series C Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank (i) prior to all other classes and series of Junior Stock (as defined below) of the Corporation now or hereafter authorized including, without limitation, the Common Stock, the Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of the Corporation and the Series Z Preferred Stock, par value $.01 per share (the "Series Z Preferred Stock"), of the Corporation and (ii) pari passu with the shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Corporation.

              (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 12 below.

Section 2.    Dividends and Distributions.
              ---------------------------

              (a) The holders of shares of Series C Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other Junior Stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate on the Liquidation Preference thereof equal to (x) 6.0%, (y) from and after the first anniversary of the Original Issue Date, 8.0%, or (z) from and after the occurrence of a Mandatory Redemption/Change of Control Default, 12.0%, in each case, calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the last day of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day, in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first such date occurring after the date of issuance of such share of Series C Preferred Stock; provided, however, that with respect to the first Dividend Payment Date occurring after the date of issuance of a share of Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, a cumulative cash dividend in respect of each share of Series C Preferred Stock in the amount of (i) $15, multiplied by (ii) a fraction equal to (A) the number of days from (and including) the date of issuance of such share of Series C Preferred Stock to (but excluding) such Dividend Payment Date divided by (B) 90.

              (b) If as of any Dividend Payment Date there is a Dividend Arrearage (as hereinafter defined), an additional dividend (the "Additional Dividend") shall accrue on each share of the Series C Preferred Stock for the period from such Dividend Payment Date through the next succeeding Dividend Payment Date, in an amount equal to the product of (i) (x) 6% or (y) from and after the first anniversary of the Original Issue Date, 8% (in each case calculated in accordance with Section 2(a)) and (ii) the amount of such Dividend Arrearage as of such Dividend Payment Date. For purposes of this Section 2(b), "Dividend Arrearage" shall mean, with respect to each share of Series C Preferred Stock, as of any Dividend Payment Date, the excess, if any of the (i) sum of all dividends theretofore accrued on such share in accordance with
Section 2(a) (including those accrued as of and including such Dividend Payment
Date) plus all Additional Dividends, if any, theretofore accrued on such share in accordance with this Section 2(b) (including those accrued as of and including such Dividend Payment Date), over (ii) all dividends actually paid with respect to such share on or before such Dividend Payment Date.

              (c) Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividend payments shall be made on the shares of Series C Preferred Stock and shares of Parity Stock on a pari passu
                                                                   ---- -----
basis. If dividends are paid on the shares of Series C Preferred Stock and shares of Parity Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares, such dividends shall be allocated pro rata (in proportion to the respective liquidation preferences) among all such shares of Series C Preferred

Stock and shares of Parity Stock at the time outstanding based on the amount of dividends then due with respect to each such share. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past dividend periods shall accrue and be cumulative in accordance with Section 2(b) and shall be payable only in connection with a liquidation, dissolution, winding-up or similar event in accordance with Section 7 or a Mandatory Redemption in accordance with Section 10, or in connection with a conversion of shares of Series C Preferred Stock in the manner provided in Section 8.

              (d) In addition to the dividends or distributions on the Series C Preferred Stock described in Section 2(a) and 2(b), in the event that the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets) to all holders of Common Stock, then the Board of Directors shall declare, and the holder of each share of Series C Preferred Stock and Series B Preferred Stock shall be entitled to receive, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series C Preferred Stock (or share of Series B Preferred Stock, as applicable) is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series C Preferred Stock and the holders of shares of Series B Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

              (e) The holders of shares of Series C Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein. Notwithstanding anything to contrary in this Section 2, in no event shall the Company be required to pay any dividends at any time if such payment is prohibited at such time under the terms of the Credit Agreement.

Section 3.    Voting Rights.
              -------------

              In addition to any voting rights provided by law, the holders of shares of Series C Preferred Stock shall have the following voting rights:

              (a) So long as the Series C Preferred Stock is outstanding, each share of Series C Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with the holders of the Common Stock and all other shares entitled to vote thereon as a single class with the Common Stock. With respect to any such vote, each share of Series C Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Series C Preferred Stock into Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

              (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to:

                   (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes of Senior Stock or Parity Stock (including additional shares of Series C Preferred Stock) other than pursuant to the Stock Purchase Agreement;

                   (ii) authorize, increase the authorized number of shares of, or issue any shares of any class of capital stock of the Corporation having an optional or mandatory redemption date earlier than October 20, 2005 or adopt or approve an amendment to any class of capital stock of the Corporation to provide that such class of capital stock has an optional or mandatory redemption date earlier than October 20, 2005;

                   (iii) authorize, adopt or approve an amendment to the Charter that would increase or decrease the par value of the shares of Series C Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series C Preferred Stock, other Parity Stock or Senior Stock;

                   (iv) amend or alter the Charter or By-laws of the Corporation (including, without limitation, the Series B Certificate of Designation) so as to affect the shares of Series C Preferred Stock adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation or by reclassifying any capital stock into Senior Stock or Parity Stock (provided, that the consent or approval of such holders of the Series C Preferred Stock shall not be required for the Corporation to effect a stock split by way of a stock dividend) or by amending the provisions governing any capital stock of the Corporation relating to redemption, liquidation or change of control payments;

                   (v) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock or Parity Stock;

                   (vi) declare or pay any dividend or make any distribution on or with respect to the Junior Stock (dividends, if any, to which holders of Junior Stock are entitled shall continue to accrue notwithstanding this Section 3(b)(vi));

                   (vii) other than (x) the purchase of shares of capital stock or other securities owned by employees of, or consultants or advisors to, the Corporation or any

Subsidiary in connection with, or promptly following the termination of, the relationship of any such Person with the Corporation in an amount not to exceed in any twelve month period an aggregate of 50,000 shares of Common Stock or other Junior Stock (assuming the exercise or conversion into Common Stock of any convertible securities or options that constitute such Junior Stock), or individually with respect to any such Person, 10,000 shares of Common Stock or other Junior Stock (assuming the exercise or conversion into Common Stock of any convertible securities or options that constitute such Junior Stock) and (y) the purchase or redemption of shares of Series B Preferred Stock in accordance with
(I) Section 10 or Section 12, as applicable, of this Certificate of Designation and (II) the Series B Certificate of Designation, the purchase, redemption or retirement, directly or indirectly, of any shares of capital stock or other equity securities (or any securities convertible or exchangeable into such securities);

                   (viii) engage in any business other than the business in which the Corporation or its Subsidiaries are currently engaged, and reasonable extensions thereof;

                   (ix)    a voluntary dissolution, liquidation or winding up;

                   (x) the entering into any transaction or agreement with, or making any payment to, any Affiliate of the Corporation or any Subsidiary, amending or terminating any existing agreement with any Affiliate of the Corporation or any Subsidiary, purchasing from or providing to an Affiliate of the Corporation or any Subsidiary any selling, general management or administrative services, directly or indirectly making any sales to or purchases from an Affiliate of the Corporation or any Subsidiary, or increasing the compensation being paid to an Affiliate of the Corporation or any Subsidiary, in each case other than (A) pursuant to the agreements in effect as of the Issue Date and reflected in Schedule 5.12 to the Stock Purchase Agreement and (B) the reimbursement of reasonable expenses incurred by members of the Board of Directors of the Corporation, consistent with the Corporation's then existing policy of reimbursing directors for such expenses;

                   (xi) on or prior to the second anniversary of the Original Issue Date, (A) effect a consolidation or merger of the Corporation with or into any other Person (except a wholly-owned subsidiary of the Corporation), or (B) the sale or other distribution to another Person of all or substantially all of the assets of the Corporation; provided, however, that the separate vote of the
                               --------  -------
holders of shares of Series C Preferred Stock as a class shall only be required in the case of a consolidation, merger or sale of assets of the Corporation if the Value (as defined below) of the consideration received per share of Common Stock in connection with such consolidation, merger or sale of assets is less than (x) $20.00 (as such amount may be adjusted, for stock splits, recapitalizations, stock dividends and other changes in the capital structure of the Corporation), if such consolidation, merger or sale of assets occurs on or prior to the first anniversary of the Original Issue Date or (y) $25.00 (as such amount may be adjusted, for stock splits, recapitalizations, stock dividends and other changes in the capital structure of the Corporation), if such consolidation, merger or sale of assets occurs after the first anniversary of the Original Issue Date and on or prior to the second anniversary of the Original Issue Date; and

                (xii) on or prior to the first anniversary of the Original
Issue Date, effect a public offering of securities of the Corporation pursuant to a registration statement declared effective under the Securities Act unless the offering price to the public in such offering of such shares is greater than $20.00 per share (as such amount may be adjusted, for stock splits, recapitalizations, stock dividends and other changes in the capital structure of the Corporation).

           (c) At each meeting of stockholders at which the holders of shares of Series C Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-half of the total number of shares of Series C Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                (i) the absence of a quorum of the holders of shares of Series C Preferred Stock shall not prevent the election of directors, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the taking of any action as provided in this Section 3; and

                (ii) in the absence of a quorum of the holders of shares of Series C Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series C Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

           For taking of any action as provided in Section 3(b) by the holders of shares of Series C Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided,
                                                                  --------
however, that shares of Series C Preferred Stock held by the Corporation or any
-------
Affiliate of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3; provided, further, however,
                                                    --------  -------  -------
that nothing in this Section 3 shall prohibit the Series C Preferred Stock from taking an action by written consent (including, without limitation, any action specified in Section 3(b) above) in accordance with the provisions of Section 228 of the Delaware General Corporation Law or any similar provision of any successor statute.

Section 4. Certain Restrictions.
           --------------------

           (a) Whenever the Corporation shall not have converted or redeemed shares of Series C Preferred Stock at a time required by Section 8, 10, 11 or 12, at such time and thereafter until all conversion or redemption obligations provided in Section 8, 10, 11 or 12 that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock or (ii) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series C Preferred

Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series C Preferred Stock and such Parity Stock are then entitled.

           (b) Whenever the Corporation shall not have converted or redeemed shares of Series C Preferred Stock at a time required by Section 8, 10, 11 or 12 to so convert or redeem such shares, at such time and thereafter until all conversion or redemption obligations provided in Section 8, 10, 11 or 12 to so convert or redeem such shares that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (x) the Corporation may accept
                       --------  -------
shares of any Senior Stock, Parity Stock or Junior Stock for conversion into Junior Stock and (y) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series C Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, convert, exchange or otherwise acquire shares of Series C Preferred Stock and shares of such Parity Stock.

           (c) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation that are issued and outstanding immediately prior to such purchase unless the Corporation could, pursuant to Section 4(b), purchase such shares at such time and in such manner.

Section 5. Optional Redemption.
           -------------------

           (a) The Corporation shall not have any right to optionally redeem any shares of Series C Preferred Stock prior to October 20, 2005. On and after October 20, 2005, the Corporation shall have the right, at its sole option and election, to redeem the shares of Series C Preferred Stock, in whole but not in part, on not less than 30 days notice of the date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to (i) the Liquidation Preference plus (ii) an amount per share equal to all accrued and unpaid dividends thereon (including, without limitation, the amount of the Additional Dividend), whether or not declared or payable, to the applicable Optional Redemption Date, in immediately available funds.

           (b) Notice of any redemption of shares of Series C Preferred Stock pursuant to Section 5(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the date fixed for redemption. In any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the date fixed for redemption to each holder of shares of Series C Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series C Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series C

Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series C Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for such redemption.

           (c) At any time after a notice of redemption shall have been mailed and on or before the Optional Redemption Date, the Corporation shall deposit for the benefit of the holders of shares of Series C Preferred Stock to be redeemed the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of one year from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company, upon demand, shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series C Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Optional Redemption Price. In the event that moneys are deposited pursuant to this Section 5(c) in respect of shares of Series C Preferred Stock that are converted in accordance with the provisions of Section 8, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

           (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 5(c) in respect of shares of Series C Preferred Stock to be redeemed pursuant to Section 5(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of Series C Preferred Stock to be redeemed or to receive any amounts in respect of any liquidation, dissolution, winding up or otherwise shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on the date of redemption, in accordance with Section 8; provided, however, that if the
                                          --------  -------
Corporation shall default in the payment of the Optional Redemption Price, the shares of Series C Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series C Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series C Preferred Stock.

Section 6. Reacquired Shares.
           -----------------

           Any shares of Series C Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series C Preferred Stock shall upon their cancellation become authorized but unissued shares of Series C Preferred Stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another class or series of preferred stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series C Preferred Stock.

Section 7. Liquidation, Dissolution or Winding Up.
           --------------------------------------

           (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made:

                (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series C Preferred Stock, subject to Section 8, shall have received the greater of (I) the Liquidation Preference, plus all accrued and unpaid dividends (including, without limitation, the amount of the Additional Dividend), whether or not declared or currently payable, to the date of distribution, with respect to each share and (II) an amount per share of Series C Preferred Stock, with respect to each share of Series C Preferred Stock, equal to the amount to which the holder of one share of Series C Preferred Stock would be entitled upon the occurrence of an event described in
Section 7(a) (a "Liquidation Event") had such share of Series C Preferred Stock been converted into Common Stock in accordance with Section 8 immediately prior to such Liquidation Event; or

                (ii) to the holders of shares of Parity Stock (including upon an event that is deemed a Liquidation Event pursuant to the terms of such Parity Stock), except distributions made ratably on the Series C Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of the Series C Preferred Stock and other Parity Stock are entitled upon such liquidation, dissolution or winding up.

           (b)

                (i) A consolidation or merger of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction beneficially owning or controlling a majority of the voting securities of the continuing or surviving entity immediately following such transaction, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

                (ii) The consummation of a Change of Control shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7, unless within 30 days after delivery of written notice of such Change of Control by the Corporation to the holders of the Series C Preferred Stock, the holders of a majority of shares of the Series C Preferred Stock provide the Corporation with written notice that such Change of Control shall not be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7. The Corporation shall give each holder of the Series C Preferred Stock notice of any Change of Control within 5 days of the occurrence thereof. In the event amounts are due to any holder of Series C Preferred Stock under Section 12, no distribution shall be made on Parity Stock upon a Liquidation Event (or upon an event that is deemed a Liquidation Event pursuant to the terms of such Parity Stock) except distributions made ratably on the shares of Series C Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of Series C Preferred Stock and other Parity Stock are entitled under Section 12 and upon such Liquidation Event or upon an event that is deemed a Liquidation Event pursuant to the terms of such Parity Stock, respectively, and no such distribution shall be made on shares of Parity Stock unless made simultaneously with the repurchase of shares of Series C Preferred Stock pursuant to Section 12. In the event that amounts are due to any holder of Series C Preferred Stock under this Section 7 in connection with a Change of Control, no repurchase of shares of Parity Stock shall be made in connection with the occurrence of such Change of Control, except for repurchases of shares of Parity Stock made ratably with distributions made on the shares of Series C Preferred Stock under this Section 7 in proportion to the total amounts to which the holders of all shares of Series C Preferred Stock and Parity Stock are then entitled, and no such repurchase of shares of Parity Stock shall be made unless made simultaneously with the distribution on shares of Series C Preferred Stock pursuant to this Section 7. Upon the indefeasible payment in full in cash of such amount pursuant to this provision, the holders of Series C Preferred Stock shall not be entitled to any further participation in any distribution of the assets of the Corporation.

Section 8. Voluntary Conversion.
           --------------------

           (a) Any holder of Series C Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 8, any or all of such holder's shares of Series C Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 8(g), to the product of the number of shares of Series C Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference, plus an amount per share equal to
                                            ----
all accrued and unpaid dividends thereon (including, without limitation, the amount of the Additional Dividend), whether or not declared or currently payable, to the date of conversion, divided by (ii) the Conversion Price (as
                                    ----------
defined below) then in effect, except that with respect to any shares which shall be called for redemption, such right shall terminate at the close of business on the date of redemption for such shares, unless in any such case the Corporation shall default in performance or payment due upon redemption thereof. The Conversion Price shall be $20.00, subject to adjustment as set forth in Section 8(d). Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 8(k). All shares of Series C Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series C Preferred Stock shall be issued in lieu thereof.

               (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series C Preferred Stock for conversion pursuant to
Section 8(a), the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series C Preferred Stock may be or have been converted in accordance with the provisions of this Section 8. Subject to the following provisions of this paragraph and of Section 8(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series C Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Series C Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no
                                                   --------  -------
surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on the date such shares shall have been surrendered in satisfactory form for conversion.

               (c) If a holder of shares of Series C Preferred Stock converts shares of Series C Preferred Stock in connection with the occurrence of a Change of Control (as defined below) prior to the first anniversary of the Original Issue Date, and if the Value of the consideration to be received by such holder in the transaction constituting a Change of Control (the "Change of Control Value"), for shares of Common Stock issued to such holder upon conversion of shares of Series C Preferred Stock is less than an amount which would result in such holder achieving at least a 35% annual Internal Rate of Return, then at the time such holder converts its shares of Series C Preferred Stock, in addition to the shares of Common Stock issued to such holder under Section 8(a), the number of additional fully paid and non-assessable shares of Common Stock issuable by the Corporation upon such conversion to such holder shall be increased so that the

Value of the consideration received by such holder for Common Stock issued on conversion of shares of Series C Preferred Stock in connection with the transaction constituting a Change of Control shall be such that such holder shall achieve a 35% annual Internal Rate of Return; provided, that, without
                                                    --------
duplication of the foregoing, if the Change of Control Value is less than the Conversion Price in effect immediately prior to such conversion, then in no event shall the aggregate number of additional shares of Common Stock issued pursuant to this Section 8(c) to such holder upon a conversion result in such holder receiving a number of shares of Common Stock that is greater than the aggregate number of shares of Common Stock that would be issuable to such holder if the Conversion Price in effect immediately prior to such conversion was equal to the product of 0.75 and the Conversion Price actually in effect immediately prior to such conversion; provided, further that, there shall be no adjustment
                          --------  -------
pursuant to this Section 8(c) with respect to any shares of Series C Preferred Stock issued by the Corporation pursuant to Section 2.1(b) of the Stock Purchase Agreement less than 90 days prior to the date of such Change of Control.

               (d) The Conversion Price shall be subject to adjustment as follows:

                    (i) In case the Corporation shall at any time or from time to time after the Original Issue Date (A) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series C Preferred Stock in the manner provided in Section 2(d)) on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 8(d) shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of the Common Stock or (E) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series C Preferred Stock in the manner provided in Section 2(d)) on the outstanding shares of Common Stock in securities of the Corporation pursuant to a shareholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series C Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 8(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                    (ii) (A) In case the Corporation shall at any time or from time to time after the Original Issue Date issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) for a consideration per share greater than, or equal to, the Adjusted Floor Amount but less than the Conversion Price then in effect at the record date or issuance date, as the case may be (the "Date"), referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (I) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (II) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Date on a Fully-Diluted Basis (as defined below) plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Date on a Fully-Diluted Basis plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued or be issued upon the conversion, exchange or exercise of such convertible or exchangeable securities or options, warrants or other rights (plus the aggregate amount of any additional consideration initially payable upon such conversion, exchange or exercise of such security) would purchase at the Conversion Price on the Date; and

                         (B) In case the Corporation shall at any time or from
time to time after the Original Issue Date issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) for a consideration per share (the "New Issue Price") less than the Adjusted Floor Amount (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (I) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by
(II) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be adjusted to equal the New Issue Price; provided, however, that such adjustment shall be made only if such adjustment
--------  -------
results in a Conversion Price (as adjusted) which is lower than the Conversion Price in effect immediately prior to such record date.

                         (C) Any such adjustment pursuant to this Section
8(d)(ii) shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (1) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (2) in all other cases, on the date ("issuance date") of such issuance; provided that:
          --------

                         (I)   the determination as to whether an adjustment is
required to be made pursuant to this Section 8(d)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;

                         (II)  if any convertible or exchangeable securities,
options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 8(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at this time;

                         (III) no adjustment in the Conversion Price shall be
made pursuant to this Section 8(d)(ii) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Conversion Price is made pursuant to Section 8(d)(i)

                         (IV)  The consideration per share for the issuance or
sale of any shares of Common Stock (or any securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) shall, irrespective of the accounting treatment of such consideration:

                         (a) insofar as such consideration consists of cash, be computed as the amount of cash received by the Corporation;

                         (b) insofar as such consideration consists of property (including securities) other than cash, be computed at the fair market value thereof at the time of such issuance or sale; and

                         (c) in case shares of Common Stock (or any securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) that are issued or sold by the Corporation together with other stock or securities or other assets of the Corporation for consideration that covers both, be the portion of such consideration so received, computed as provided in the preceding clauses (a) and (b) above, allocable to such shares of Common Stock (or any securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock);

all as determined in good faith by a resolution of the Board of Directors of the Corporation, provided that, if the holders of at least 15% of the outstanding shares of Series C Preferred Stock object to any valuation of non-cash consideration determined by the Board of Directors of the Corporation within fifteen (15) days of receipt of written notice of such valuation, such holders may request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders (at the Corporation's expense) in which case the consideration per share of such securities shall be as determined by such investment banking firm.

                    (iii) In case the Corporation shall at any time or from time to time after the Original Issue Date distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) dividends or distributions paid or made to holders of shares of Series C Preferred Stock in the manner provided in Section 2(d), and (B) dividends payable in shares of Common Stock for which adjustment is made under Section 8(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in Section 8(d)(ii) or those in respect of which an adjustment in the Conversion Price is made pursuant to Section 8(d)(i) or (ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction
(x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                    (iv) If, on or prior to the first anniversary of the Original Issue Date, a Qualified IPO has not been consummated, then, as of the first anniversary of the Original Issue Date, the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversation Price then in effect and (y) 0.75.

                    (v) In the case the Corporation, at any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Section 8(d)(i) through Section 8(d)(iii), inclusive, or Section 8(h) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the

Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series C Preferred Stock).

                    (vi) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series C Preferred Stock pursuant hereto.

                    (vii) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(d) shall be made upon (x) the grant or exercise of not more than the greater of (i) 2,430,000 or (ii) 10% of the number of outstanding shares of Common Stock on a fully-diluted basis, of options to employees or directors of, or consultants to, the Corporation or any Subsidiary pursuant to benefit plans approved by the Board of Directors of the Corporation or upon the issuance of shares of Common Stock upon exercise of such options if the exercise price thereof was not less than the Market Price of the Common Stock on the date such options were granted or (y) upon the issuance of shares of Common Stock or other Junior Stock in an aggregate amount not exceeding 2,000,000 shares of Common Stock or other Junior Stock (assuming the conversion or exercise into Common Stock of any convertible securities or options that constitute such Junior Stock) with an issue price per share which is less than the Conversion Price in effect at the time of such issuance in connection with the acquisition by the Corporation or any Subsidiary of all or any substantial part of the business or assets, or capital stock, of any Person, provided,
                                                                 --------
however, that, for purposes of this item (y), any Common Stock or Junior Stock (assuming the conversion or exercise into Common Stock of any convertible securities or options that constitute such Junior Stock) so issued must be issued at a price per share of Common Stock or Junior Stock (assuming the conversion or exercise into Common Stock of any convertible securities or options that constitute such Junior Stock) which is no less than the Market Price on the date of such issuance; provided, further, that any shares of Common
                                    --------  -------
Stock or other Junior Stock issued in connection with the acquisition by the Corporation or any Subsidiary of all or any substantial part of the business or assets or capital stock of any Person with an issue price per share (determined as provided in Section 8(d)(ii)(A)) equal to, or in excess of, the Conversion Price in effect at the time of such issuance shall not be counted in the basket of 2,000,000 shares of Common Stock or other Junior Stock in this item (y).

                    (viii) Notwithstanding any provision in Section 8(d) to the contrary and without limitation to or duplication of any other provision in
Section 8(d), in the event any securities of the Corporation (other than the Series C Preferred Stock) (collectively, the "Subject Securities") are amended or otherwise modified by operation of its terms or otherwise (including, without limitation, by operation of such Subject Securities' anti-dilution provisions) in any manner whatsoever that results in (i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Common Stock or other securities exercisable for, or convertible or exchangeable into, Common Stock and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into (A) more shares or dollar amount of such Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Common Stock, or (B) more shares of Common Stock, then such amendment or modification
                                           ----
shall be treated for purposes of Section 8(d) as if the Subject Securities which have been amended or modified have been terminated and treated in accordance with Section 8(d)(ii)(C)(II) and new securities issued in lieu of the Subject Securities with the amended or modified terms, and an appropriate anti-dilution adjustment shall be made hereunder with respect to such new securities (which such adjustment shall be in lieu of the original anti-dilution adjustment hereunder, if any, made upon the issuance of the Subject Securities). The Corporation shall make all necessary adjustments (including successive adjustments if required) to the Conversion Price in accordance with Section 8(d), but in no event shall the Conversion Price be greater than it was immediately prior to the application of this subsection to the transaction in question. On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of Section 8(d), without such Subject Securities having been exercised, converted or exchanged in full pursuant to their terms, the Conversion Price shall be appropriately readjusted in the manner specified in such Section.

               (e) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

               (f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series C Preferred Stock promptly following any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

               (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series C Preferred Stock so surrendered. If the conversion of any share or shares of Series C Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the

Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

               (h) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series C Preferred Stock at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series C Preferred Stock then outstanding shall only have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series C Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series C Preferred Stock upon conversion of the shares of Series C Preferred Stock as provided above. The provisions of this Section 8(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

               (i) In case at any time or from time to time:

                   (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

                   (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                   (iii) there shall be any reclassification of the Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                   (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Series C Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

               (j) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series C Preferred Stock pursuant to
Section 8, 10 or 11, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series C Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series C Preferred Stock.

               (k) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series C Preferred Stock pursuant to Section 8, 10 or 11 shall be made without charge to the converting holder of shares of Series C Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series C Preferred Stock converted; provided, however, that the Corporation
                                       --------  -------
shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series C Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

Section 9.     Certain Remedies.
               ----------------

               Any registered holder of Series C Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 10.    Mandatory Redemption.
               --------------------

               (a) Upon the earlier to occur of (i) a mandatory redemption of any class of preferred stock of the Corporation (including, without limitation, the Series B Preferred Stock) and (ii) October 20, 2009, the Corporation shall redeem (unless otherwise required by law or prohibited by the terms of the Credit Agreement) the shares of Series C Preferred Stock, in whole but not in part, on not less than 30 days notice of the date of redemption (any such date a "Mandatory Redemption Date") at a price per share (the "Mandatory Redemption Price") equal to (x) the Liquidation Preference plus (y) an amount per share equal to all accrued and unpaid dividends thereon (including, without limitation, the amount of the Additional Dividend), whether or not declared or payable, to the applicable Mandatory Redemption Date, in immediately available funds.

               (b) Notice of any redemption of shares of Series C Preferred Stock pursuant to Section 10(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the date fixed for redemption. In any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the date fixed for redemption to each holder of shares of Series C Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series C Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series C Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series C Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for such redemption.

               (c) At any time after a notice of redemption shall have been mailed and before the Mandatory Redemption Date, the Corporation shall deposit for the benefit of the holders of shares of Series C Preferred Stock to be redeemed the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of one year from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company, upon demand, shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series C Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Mandatory Redemption Price. In the event that moneys are deposited pursuant to this Section 10(c) in respect of shares of Series C Preferred Stock that are converted in accordance with the provisions of Section 8, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this Section 10(c) shall be paid from time to time to the Corporation for its own account.

               (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 10(c) in respect of shares of Series C Preferred Stock to be redeemed pursuant to Section 10(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of Series C Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Mandatory Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on the date of redemption, in accordance with Section 8; provided, however, that if the Corporation shall
                           --------  -------
default in the payment of the Mandatory Redemption Price, the shares of Series C Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series C Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series C Preferred Stock.

               (e) If the Corporation is unable to redeem the Series C Preferred Stock pursuant to the terms of the Credit Agreement on the Mandatory Redemption Date, the Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under the Credit Agreement or otherwise that prevented the Corporation from paying the Mandatory Redemption Price and redeeming all of the shares of Series C Preferred Stock to be redeemed hereunder and no shares of Series B Preferred Stock shall be redeemed unless simultaneously redeemed with the Series C Preferred Stock. If the funds of the Corporation available for redemption of the Series C Preferred Stock and shares of Series B Preferred Stock pursuant to the terms of the Credit Agreement or otherwise on the Mandatory Redemption Date (the "Available Redemption Funds") are insufficient for such redemption on such date, the holders of Series C Preferred Stock shall, along with any Series B Preferred Stock redeemed on such date, share ratably in the Available Redemption Funds according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Mandatory Redemption Date were redeemed in full. At any time thereafter when additional funds of the Corporation are available under the Credit Agreement or otherwise for the redemption of shares of Series C Preferred Stock and shares of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the pro rata basis set forth above. In the event that the Corporation is unable to pay in full both (x) the Mandatory Redemption Price for the shares of Series C Preferred Stock to be so redeemed on the Mandatory Redemption Date and (y) an amount equal to the liquidation preference of, plus all accrued and unpaid dividends on, the Series B Preferred Stock to be redeemed on the Mandatory Redemption Date, then in such instance, the Corporation shall be obligated to make such partial redemption so that the number of shares of Series C Preferred Stock and Series B Preferred Stock held by each holder shall be reduced on a pro rata basis as set forth above. In the event that the Corporation fails to redeem the full number of shares of Series C Preferred Stock for which redemption is required, then during the period from
                                                  ----
the Series C Mandatory Redemption Date through the date on which such shares that the Corporation failed to redeem on the Series C Mandatory Redemption Date are actually redeemed, dividends on such shares shall continue to accrue and be cumulative as specified in Section 2(a).

Section 11.    Mandatory Conversion.
               --------------------

               (a) Upon the occurrence of a Qualified IPO, each outstanding share of Series C Preferred Stock shall be automatically converted (the "Mandatory Conversion"), with no further action required to be taken by the Corporation or the holder thereof into the following:

                    (i) the number of fully paid and non-assessable shares of Common Stock (the "Primary Conversion Shares") as is equal, subject to Section 8(g), to the product of the number of shares of Series C Preferred Stock being so converted multiplied by the quotient of (x) the Liquidation Preference plus
                                                                          ----
an amount per share equal to all accrued and unpaid dividends thereon (including, without limitation, the amount of the Additional Dividend), whether or not declared or payable, to the date of such Qualified IPO, divided by (y)
                                                               ----------
the Conversion Price then in effect; and

                    (ii) if the amount (the "Base Market Value") equal to the product of (x) the number of Primary Conversion Shares received by a holder of Series C Preferred Stock multiplied by (y) the IPO Price is not equal to or
                         ---------- --
greater than an amount (the "130% Value") equal to 130% of the Liquidation Preference, then such holder shall also receive in connection with such Mandatory Conversion (and in addition to the Primary Conversion Shares) such number of fully paid and non-assessable shares of Common Stock (the "Additional Conversion Shares") so that the product of (A) the sum of the number of Primary Conversion Shares plus such number of Additional Conversion Shares and (B) the IPO Price is equal to the 130% Value; provided, that if a Qualified IPO occurs
                                      --------
prior to the first anniversary of the Original Issue Date and if, in connection with a Mandatory Conversion, an amount equal to the product of (x) the number of Primary Conversion Shares and Additional Conversion Shares to be received by a holder of shares of Series C Preferred Stock multiplied by (y) the IPO Price is
                                             ---------- --
less than the amount which would result in such holder achieving at least a 35% annual Internal Rate of Return, then in connection with such Mandatory Conversion the number of Additional Conversion Shares to be issued to such holder upon such exercise shall be increased so that the product of (x) sum of the number of Primary Conversion Shares plus such number of Additional Conversion Shares multiplied by (y) the IPO Price is equal to an amount
                  ---------- --
necessary for such holder to achieve a 35% annual Internal Rate of Return; provided, that, without duplication of the foregoing, if the IPO Price is less
--------
than the Conversion Price in effect immediately prior to such conversion, then in no event shall the aggregate number of additional shares of Common Stock issued pursuant to this Section 11(a) to such holder upon a conversion result in such holder receiving a number of shares of Common Stock that is greater than the aggregate number of shares of Common Stock that would be issuable to such holder if the Conversion Price in effect immediately prior to such conversion was equal to the product of 0.75 and the Conversion Price actually in effect immediately prior to such conversion; provided, further
                                                         --------  -------
that, there shall be no adjustment pursuant to this Section 11(a) with respect to any shares of Series C Preferred Stock issued by the Corporation pursuant to
Section 2.1(b) of the Stock Purchase Agreement less than 90 days prior to the date of such Change of Control.

               (b) On the date of conversion pursuant to this Section 11, the Corporation shall deliver to or upon the written order of the holder of Series C Preferred Stock being converted a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series C Preferred Stock may be or have been converted in accordance with the provisions of this Section 11. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made upon consummation of the Qualified IPO on the date of required conversion pursuant to this Section 11, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Series C Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective
                        --------  -------
to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time the date such shares shall have been surrendered in satisfactory form for conversion.

Section 12.    Change of Control Offer.
               -----------------------

               (a) The Corporation shall no less than 10 Business Days prior to any Change of Control that occurs prior to the fifth anniversary of the Original Issue Date offer to purchase from each holder of shares of Series C Preferred Stock (a "Change of Control Offer"), and thereafter shall purchase (unless otherwise required by law or prohibited by the terms of the Credit Agreement) from each holder which accepts such Change of Control Offer, all (but not less than all) outstanding shares of Series C Preferred Stock then held by such holder pursuant to such Change of Control Offer for cash at a purchase price (the "Change of Control Purchase Price") equal to the Liquidation Preference, plus an amount per share equal to all accrued and unpaid dividends thereon (including, without limitation, the amount of the Additional Dividend), whether or not declared or payable, to the date of such purchase pursuant to the Change of Control Offer.

               (b) The Change of Control Offer shall remain open from the time of mailing until the purchase date (the "Change of Control Purchase Date") set forth in the notice of offer (the "Notice of Offer"). The Notice of Offer shall be accompanied by a copy of the information most recently required to be supplied under Section 8.1(a) and Section 8.1(b) of the Stock Purchase Agreement. The Notice of Offer shall contain all instruments and materials necessary to enable the holders to tender shares of Series C Preferred Stock pursuant to the Change of Control Offer. The Notice of Offer, which shall govern the terms of the Change of Control Offer, shall state:

                    (i) that the Change of Control Offer is being made pursuant to this Section 12 and that tendered shares of Series C Preferred Stock will be purchased;

                    (ii) the purchase price and the date designated for purchase;

                    (iii) that the Change of Control Offer is being made for all (but not less than all) shares of Series C Preferred Stock held by a holder;

                    (iv) that the shares of Series C Preferred Stock purchased pursuant to the Change of Control Offer shall cease to accrue dividends or interest after the date designated for purchase;

                    (v) such other information respecting the procedures for accepting the Change of Control Offer as the Company shall include and such other information as may be required by law; and

                    (vi) that (unless otherwise required by law) any holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day next preceding the date scheduled for purchase, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series C Preferred Stock owned by such holder (all of which shall have been delivered for purchase) and a statement that such holder is withdrawing its election to have such shares of Series C Preferred Stock purchased.

               (c) In the event that amounts are due to any holder of Series C Preferred Stock under this Section 12, no payment or distribution shall be made on Parity Stock upon a Change of Control, except distributions made ratably on the shares of Series C Preferred Stock and all other Parity Stock in proportion to the total amounts to which all holders of shares of Series C Preferred Stock and other Parity Stock are entitled under this Section 12 and otherwise upon such Change of Control, respectively, and no such purchase or distribution shall be made on shares of Parity Stock unless made simultaneously with the repurchase of shares of Series C Preferred Stock pursuant to this Section 12.

               (d) If the Corporation is unable to purchase the Series C Preferred Stock pursuant to the terms of the Credit Agreement on the Change of Control Purchase Date, the Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under the Credit Agreement that prevented the Corporation from paying the Change of Control Purchase Price and purchasing all of the shares of Series C Preferred Stock to be purchased hereunder and no shares of Series B Preferred Stock shall be purchased in connection with such Change of Control unless purchased simultaneously with the purchase of the Series C Preferred Stock. If the funds of the Corporation available for purchase of the Series C Preferred Stock and the Series

B Preferred Stock pursuant to the terms of the Credit Agreement or otherwise on the Change of Control Purchase Date (the "Available Purchase Funds") are insufficient for such purchase on such date, the holders of Series C Preferred Stock shall, along with any Series B Preferred Stock purchased on such date, share ratably in the Available Purchase Funds according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so purchased on such Change of Control Purchase Date were purchased in full. At any time thereafter when additional funds of the Corporation are available under the Credit Agreement or otherwise for the purchase of shares of Series C Preferred Stock and shares of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to purchase the balance of such shares, or such portion thereof for which funds are available, on the pro rata basis set forth above. In the event that the Corporation is unable to pay in full the Change of Control Purchase Price for the shares of Series C Preferred Stock and the amount payable with respect to the shares of Series B Preferred Stock to be so purchased on the Change of Control Purchase Date, then the Corporation shall be obligated to make such partial purchase so that the number of shares of Series C Preferred Stock and Series B Preferred Stock held by each holder shall be reduced on the pro rata basis as set forth above. In the event that the Corporation fails to purchase the full number of shares of Series C Preferred Stock for which purchase is required, then during the period from the Change of Control Purchase
                      ----
Date through the date on which such shares that the Corporation failed to purchase on the Change of Control Purchase Date are actually purchased, dividends on such shares shall continue to accrue and be cumulative as specified in Section 2(a).

Section 13.    Definitions.
               -----------

               For the purposes of this Certificate of Designation of Series C Preferred Stock, the following terms shall have the meanings indicated:

               "Adjusted Floor Amount" means an amount equal to the lesser of
                ---------------------
(x) $7.33, as such amount would be adjusted pursuant to Section 8 if such amount was the Conversion Price, and (y) the amount of the Adjusted Series B Conversion Price (as defined in the Series B Certificate of Designation), as such amount may be reduced (but not increased) from time to time in accordance with the terms of the Series B Preferred Stock.

               "Affiliate" shall have the meaning ascribed to such term in Rule
                ---------
12b-2 of the General Rules and Regulations under the Exchange Act; provided that
                                                                   --------
"Affiliate" shall not include the Purchaser or any Affiliate of the Purchaser.

               "Business Day" shall mean any day other than a Saturday, Sunday
                ------------
or other day on which commercial banks in The City of New York, New York are authorized or required by law or executive order to close.

               A "Change of Control" of the Corporation shall mean, so long as
                  -----------------
any Series C Preferred Stock is issued and outstanding, such time as:

                   (i) Any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of outstanding shares of stock of the Corporation entitling such Person or Persons to exercise 50% or more of the total votes (excluding the Series C Preferred Stock) entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Corporation (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act);

                    (ii) A majority of the Board of Directors of the Corporation shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors on the Closing Date (as defined in the Stock Purchase Agreement) and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors;

                    (iii) The Corporation shall consummate a recapitalization, reorganization, merger, consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock of the Corporation immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Corporation resulting from such recapitalization, reorganization, merger, consolidation or similar transaction;

                    (iv) The Corporation shall consummate the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or in a series of related transactions;

                    (v) Any transaction occurs after the occurrence of an Initial Public Offering, the result of which is that the Common Stock is not required to be registered under Section 12 of the Exchange Act and that the holders of Common Stock do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act;

                    (vi) Immediately after any merger, consolidation, recapitalization or similar transaction a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall be the beneficial owners, directly or indirectly, of outstanding shares of capital stock of the Company (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Company (or the surviving Person in such transaction) and in connection with or as a result of such transaction, the Company (or such surviving Person) shall have incurred or issued additional indebtedness such that the total indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; provided, that any such transaction shall not be considered a Change of Control
--------
if the holders of Series C Preferred Stock have the right to participate on at least a pari passu basis; or
        ---- -----

                    (vii) An "Organic Transaction" (as defined in the Series B Certificate of Designation) shall have occurred with respect to the Series B Preferred Stock.

               "Common Stock" shall mean and include the Common Stock, par value
                ------------
$.01 per share, of the Corporation and each other class of capital stock of the Corporation that does not have a preference over any other class of capital stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation and, in each case, shall include any other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

               "Current Market Price" per share shall mean, on any date
                --------------------
specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 15 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

               "Credit Agreement" means the Credit Agreement dated March 30,
                ----------------
1999 among the Corporation, MedSource Technologies, LLC, the lenders party to the Credit Agreement and Deutsche Bank AG, New York Branch, as administrative agent (as amended, modified, supplemented, refinanced, replaced or refunded from time to time).

               "Documents" has the meaning assigned to that term in Section
                ---------
5.21.


               "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               "Fair Market Value" shall mean the amount which a willing buyer,
                -----------------
under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming (i) that the Common Stock is valued "as if fully distributed" and (ii) no consideration is given for minority investment discounts, or discounts related to illiquidity or restrictions on transferability).

               "Fully Diluted Basis" means, as of any date, the number of shares
                -------------------
of Common Stock actually issued and outstanding, plus an amount equal to the
                                                 ----
number of shares of Common Stock that would be outstanding as of such date if
(x) all options, warrants or other convertible securities that have an exercise or conversion price which is then equal to or greater than the Market Price of a share of Common Stock as of such date had been exercised or converted and (y) without duplication of the amounts determined pursuant to clause (x) all shares of convertible preferred stock and convertible notes had been converted.

               "Initial Public Offering" shall mean the initial public offering
                -----------------------
of shares of Common Stock of the Corporation pursuant to a registration statement declared effective under the Securities Act.

               "Internal Rate of Return" means, as of a particular date, with
                -----------------------
respect to any shares of Series C Preferred Stock, an internal rate of return equal to the annual compound rate of interest that would discount the Value of the sum of the consideration received by a holder upon conversion of such Series C Preferred Stock and any and all dividends received prior to such conversion or upon such conversion, giving effect to the timing of receipt thereof, to a present value, as of the Original Issue Date, equal to the Liquidation Preference.

               "IPO Price" shall mean the initial offering price to the public
                ---------
in the Initial Public Offering.

               "IPO Valuation" shall mean an amount equal to the product of (i)
                -------------
the number of issued and outstanding shares of Common Stock on a fully diluted basis and (ii) the IPO Price.

               "Issue Date" shall mean, with respect to any shares of Series C
                ----------
Preferred Stock, the original date of issuance of such shares of Series C Preferred Stock to the holders pursuant to the Stock Purchase Agreement.

               "Junior Stock" shall mean any capital stock of the corporation
                ------------
ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock including, without limitation, the Common Stock, the Series A Preferred Stock and the Series Z Preferred Stock.

               "Liquidation Preference" with respect to a share of Series C
                ----------------------
Preferred Stock shall mean $1,000.

               "Mandatory Redemption/Change of Control Default" means that the
                ----------------------------------------------
Corporation has failed to eliminate or receive the exemption, waiver or exemption from the terms of the Credit Agreement with respect to the full redemption of shares of Series C Preferred Stock under Section 10 or the full purchase of shares of Series C Preferred Stock under Section 12, in either case within 30 days of the Mandatory Redemption Date or Change of Control Purchase Date, as the case may be, other than by reason of the existence of an event of default by the Company under the financial covenants set forth in the Credit Agreement that is in existence prior to the Mandatory Redemption Date or Change of Control Purchase Date, as the case may be.

               "Market Price" shall mean, per share of Common Stock on any date
                ------------
specified herein: (a) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; or (b) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation. If neither (a) or (b) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least 15% of the outstanding shares of Series C Preferred Stock request, that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders (at the Corporation's expense) in which event Fair Market Value shall be as determined by such investment banking firm.

               "NASDAQ" shall mean the National Market System of the NASDAQ
                ------
Stock Market.

               "NYSE" shall mean the New York Stock Exchange, Inc.
                ----

               "Original Issue Date" means the date of the original closing
                -------------------
under the Stock Purchase Agreement.

               "Parity Stock" shall mean any capital stock of the corporation,
                ------------
including the Series C Preferred Stock, ranking on a par (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, including, without limitation, the shares of Series B Preferred Stock.

               "Person" shall mean any individual, firm, corporation,
                ------
partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

               "Public Market Float" shall mean, determined as of the date of
                -------------------
the Initial Public Offering, the product of (x) the IPO Price and (y) the number of shares of Common Stock to be registered under the Securities Act in connection with the Initial Public Offering.

               "Qualified IPO" shall mean an Initial Public Offering following
                -------------
which the Public Market Float exceeds either (x) $75 million or (y) 20% of the IPO Valuation, and in connection with such Initial Public Offering a "Qualified IPO" shall have occurred with respect to the Series B Preferred Stock.

               "Securities Act" means the Securities Act of 1933, as amended,
                --------------
and the rules and regulations of the Securities and Exchange Commission thereunder.

               "Senior Stock" shall mean any capital stock of the Corporation
                ------------
ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock.

               "Series A Preferred Stock" has the meaning set forth in Section
                ------------------------
1(b).

               "Series B Certificate of Designation" means the Certificate of
                -----------------------------------
Designation of the Series B Preferred Stock filed on March 30, 1999 with the Secretary of State of the State of Delaware, as amended from time to time in accordance with its terms.

               "Series B Preferred Stock" has the meaning set forth in Section
                ------------------------
1(b).

               "Series Z Preferred Stock" has the meaning set forth in Section
                ------------------------
1(b).

               "Stock Purchase Agreement" shall mean the Stock Purchase
                ------------------------
Agreement, dated October 24, 2000, among the Corporation, The 1818 Fund III, L.P., and the other parties thereto, as the same may be amended from time to time.

               "Subsidiary" shall mean, with respect to any person, a
                ----------
corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest in owned, directly or indirectly, by such persons.

               "Trading Days" shall mean a day on which the national securities
                ------------
exchanges are open for trading.

               "Value" means, per share of Common Stock, the sum of (x) the
                -----
amount of cash plus (y) an amount equal to the market price of the securities
               ----
received (as determined in good faith by the Board of Directors of the Corporation, unless holders of at least 15% of the outstanding shares of Series C Preferred Stock request, that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders (at the Corporation's expense) in which case the market price of such securities shall be as determined by such investment banking firm).

Section 14.    Modification or Amendment.
               -------------------------

               Except as specifically set forth herein, modifications or amendments to this Certificate of Designation may be made by the Corporation with the consent of the holders of at least 50% of the outstanding shares of Series C Preferred Stock.

          IN WITNESS WHEREOF, MedSource Technologies, Inc. has caused this Certificate to be duly executed in its corporate name on this 24/th/ day of October, 2000.

                                        MEDSOURCE TECHNOLOGIES, INC.


                                        By: /s/_________________________________
                                            Name:
                                            Title:

                   ___________________________________________

                           CERTIFICATE OF DESIGNATION
                                       OF
                          MEDSOURCE TECHNOLOGIES, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                   ___________________________________________


               SERIES D 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK


     MedSource Technologies, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Company:

            RESOLVED, that pursuant to the authority expressly granted to and vested in the board of directors of the Company (the "Board") by the provisions of the certificate of incorporation of the Company (as amended, the "Certificate of Incorporation"), there hereby is created, out of the 1,000,000 shares of preferred stock, par value $.01 per share, of the Company authorized by Article 5(a) of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 43,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the following qualifications, limitations and restrictions:

     1. Designation and Number. This series of Preferred Stock shall be designated Series D 6% Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"). The number of shares initially constituting the Series D Preferred Stock shall be 43,000, which number may be decreased (but not increased) by the Board without a vote of stockholders; provided, however, that such number may not be decreased below the number of outstanding shares of Series D Preferred Stock.

     2.     Dividends.

     (a) The holders of shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of assets of the Company legally available therefor cumulative dividends on each share of Series D Preferred Stock held at the annual rate on the Liquidation Value (as defined in Section 3) thereof equal to (x) 6.0%, or (y) from and after the first anniversary of the Original Issue Date (as defined in Section 4) 8%, in each case calculated on the basis of a 360-day year consisting of twelve 30-day months.

     (b) Except in connection with any redemption of shares of Series D Preferred Stock or upon liquidation of the Company, or as otherwise determined by the Board, dividends on the Series D Preferred Stock shall not be paid in cash. Upon conversion of any share of Series D Preferred Stock pursuant to
Section 4 and 5, all accumulated but unpaid dividends thereon shall be extinguished. Dividends shall accrue quarterly and be cumulative with respect to any share of Series D Preferred Stock from date of issuance whether or not declared.

     (c) Unless all accrued dividends shall be declared and paid in cash in full on all outstanding shares of Series D Preferred Stock, without the consent of holders of a majority of the outstanding shares of Series D Preferred Stock (voting together as a single class, at a meeting called for such purpose or by written consent), no dividends shall be declared or paid on any shares of Junior Stock (as defined below) other than dividends in shares of the same class and series of Junior Stock to the holders of Junior Stock in respect of which such dividend is declared or paid. Dividend payments shall be made on the shares of Series D Preferred Stock and shares of Parity Stock (as defined below) on a pari passu basis (other than dividends in shares of the same class or series of Parity Stock to the holders of Parity Stock in respect of which such dividend is declared or paid). If dividends are paid on the shares of Series D Preferred Stock and shares of Parity Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares, such dividends shall be allocated pro rata (in proportion to the respective liquidation preferences) among all such shares of Series D Preferred Stock and shares of Parity Stock at the time outstanding based on the amount of dividends then due with respect to each such share.

     (d) "Junior Stock" shall mean (i) the Company's Series A Preferred Stock, par value $.01 per share, (ii) the Company's Series Z Convertible Nominal Value Redeemable Preferred Stock, $.01 par value per share (iii) the Company's common stock, par value $.01 per share ("Common Stock") and (iv) each other class of the Company's capital stock or series of the Company's preferred stock the terms of which do not provide that shares of such class or series shall rank senior to or on a parity with shares of the Series D Preferred Stock as to distributions of dividends and distributions upon the liquidation, winding-up and dissolution of the Company.

     (e) "Parity Stock" shall mean each class of the Company's capital stock or series of the Company's preferred stock the terms of which provide that the shares of such class or series rank on a parity with shares of the Series D Preferred Stock as to distribution of dividends and distributions upon the liquidation, winding-up and dissolution of the Company.

     (f) The holders of shares of Series D Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein. Notwithstanding anything to the contrary in this Section 2, in no event shall the Company be required to pay any dividends prior to liquidation or upon redemption if such payment is prohibited at such time under the terms of any agreement relating to indebtedness for money borrowed ("Indebtedness") to which the Company is a party (including without limitation, the Credit Agreement) or under the terms of any agreement or certificate of designation pursuant to which Senior Stock (as hereinafter defined) has been issued (a "Senior Stock Agreement"). "Credit Agreement" means the Credit Agreement dated March 30, 1999 among the Company, MedSource Technologies, LLC, the lenders party to the Credit Agreement and Deutsche Bank AG, New York Branch, as administrative agent (as amended, modified, supplemented, refinanced, replaced or refunded from time to time). Notwithstanding the foregoing, dividends shall continue to accumulate for the benefit of the holders of the shares of Series D Preferred Stock even if such dividends are not payable to the holders of shares of Series D Preferred Stock prior to liquidation or upon redemption.

3.   Liquidation Rights.

     (a) Upon the voluntary or involuntary liquidation, winding-up or dissolution of the Company, the holders of shares of Series D Preferred Stock shall be entitled to receive out of the assets of the Company, for each share of Series D Preferred Stock, cash in an amount equal to the sum of $1,000 (the "Liquidation Value"), plus an amount equal to all accumulated but unpaid dividends thereon (whether or not declared) before any payment or distribution upon liquidation, winding up or dissolution shall be made on Junior Stock, but after payment of all outstanding indebtedness and all amounts due on liquidation, dissolution or winding-up in respect of the Company's 6% Series B Cumulative Convertible Redeemable Preferred Stock, the Company's 6% Cumulative Convertible Redeemable Preferred Stock, Series C, and each other class of the Company's capital stock which by its terms ranks senior to the Series D Preferred Stock as to distribution of dividends and/or distributions upon liquidation, winding up and dissolution of the Company ("Senior Stock").

     (b) After the payment in cash to the holders of shares of Series D Preferred Stock of the full preferential amounts set forth above, the holders of shares of Series D Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company. If the assets of the Company available for distribution to the holders of shares of Series D Preferred Stock, upon any liquidation, dissolution or winding-up of the Company, are insufficient to pay the full preferential amount to which the holders of Series D Preferred Stock are entitled, then the holders of Series D Preferred Stock shall share ratably in such distribution of assets (along with the holders of any Parity Stock) in accordance with the amount that would be payable on such distribution if the amounts to which such holders were entitled if paid in full.

     (c) The voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company or any consolidation or merger of the Company with or into one or more corporations resulting in the holders of the issued and outstanding voting securities of the Company immediately prior to such transaction beneficially owning or controlling less than a majority of the voting securities of the continuing, surviving or successor entity immediately following the transaction shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Company.

     4.     Voluntary Conversion.

     (a) Any holder of Series D Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 4, any or all of such holder's shares of Series D Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 4(f), to the product of the number of shares of Series D Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Value divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any shares which shall be called for redemption, such right shall terminate at the close of business on the date of redemption for such shares, unless in any such case the Company shall default in performance or payment due upon redemption thereof. The "Conversion Price" shall be $20.00, subject to adjustment as set forth in Section 4(c). Such conversion right shall be exercised by the surrender of the shares to be converted to the Company at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 4(j). All shares of Series D Preferred Stock surrendered for conversion shall be delivered to the Company for cancellation and canceled by it and no shares of Series D Preferred Stock shall be issued in lieu thereof.

     (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series D Preferred Stock for conversion pursuant to Section 4(a), the Company shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series D Preferred Stock may be or have been converted in accordance with the provisions of this Section 4. Subject to the following provisions of this paragraph and of Section 4(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series D Preferred Stock shall have been surrendered in satisfactory form for conversion, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such shares of Series D Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the person or persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Company shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the person or persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on the date such shares shall have been surrendered in satisfactory form for conversion.

     (c)    The Conversion Price shall be subject to adjustment as follows:

            (i) In case the Company shall at any time or from time to time after the Original Issue Date (A) pay a dividend in Common Stock on the outstanding shares of Common Stock of the Company, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, or (D) pay a dividend or make a distribution on the outstanding shares of Common

Stock in securities of the Company pursuant to a shareholder rights plan, "poison pill" or similar arrangement, then, and in each such case set forth in
(A), (B) and (C) above, the Conversion Price in effect immediately prior to such event shall be adjusted, and in the case of (D) above, other appropriate actions shall be taken by the Company, so that the holder of any share of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series D Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 4(c)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision or combination, to the close of business on the day upon which such corporate action becomes effective.

            (ii)    (A)   In case the Company shall at any time or from time to
time after the Original Issue Date issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) for a consideration per share less than the Adjusted Conversion Amount (as defined below) then in effect at the issuance date (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (I) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (II) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be reduced in the same proportion as the reduction in the Adjusted Conversion Amount determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding on a Fully Diluted Basis (as defined below) immediately prior to the issuance of such shares multiplied by the then existing Adjusted Conversion Amount and (2) the aggregate consideration, if any received by the Company upon such issuance, by (y) the total number of shares of Common Stock outstanding on a Fully Diluted Basis immediately following such issuance; and

                    (B) Any such adjustment pursuant to this Section 4(c)(ii) shall be made whenever such shares, securities, options, warrants or other rights are issued; provided that:

                          (I)    the determination as to whether an adjustment
is required to be made pursuant to this Section 4(c)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;

                          (II)   if any convertible or exchangeable securities,
options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 4(c)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at this time;

                    (III) no adjustment in the Conversion Price shall be made pursuant to this Section 4(c)(ii) as a result of any issuance of securities by the Company in respect of which an adjustment to the Conversion Price is made pursuant to Section 4(c)(i);

                    (IV) The consideration per share for the issuance or sale of any shares of Common Stock (or any securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) shall, irrespective of the accounting treatment of such consideration:

                            (a)  insofar as such consideration consists of cash,
be computed as the amount of cash received by the Company;

                            (b)  insofar as such consideration consists of
property (including securities) other than cash, be computed at the fair market value thereof at the time of such issuance or sale; and

                            (c)  in case shares of Common Stock (or any
securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) that are issued or sold by the Company together with other stock or securities or other assets of the Company for consideration that covers both, be the portion of such consideration so received, computed as provided in the preceding clauses (a) and
(b) above, allocable to such shares of Common Stock (or any securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock);

all as determined in good faith by a resolution of the Board of Directors of the Company, provided that, if the holders of at least 15% of the outstanding shares of Series D Preferred Stock object to any valuation of non-cash consideration determined by the Board of Directors of the Company within fifteen (15) days of receipt of written notice of such valuation, such holders may request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by such holders (at the Company's expense) in which case the consideration per share of such securities shall be as determined by such investment banking firm.

         (iii) Notwithstanding anything herein to the contrary, no adjustment under this

Section 4(c) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series D Preferred Stock pursuant hereto.

          (iv) Notwithstanding anything herein to the contrary, no adjustment under Section 4(c)(ii) shall be made except upon issuance of Common Stock (or securities convertible or exchangeable for common stock, or any options, warrants or other rights to acquire shares of Common Stock) issued for cash in connection with a transaction entered into following the Original Issue Date in which the principal purpose of the Company is to finance the business of the Company, but excluding specifically and without limitation, the issuance of any security (x) upon conversion, exchange or exercise of any other security of the Company outstanding at the Original Issue Date or (y) pursuant to the terms of the Series C Agreement (as defined below).

          (v) In the event any securities of the Company issued following the Original Issue Date to which the provisions of Section 4(c)(ii) shall apply (collectively, the "Subject Securities") are amended or otherwise modified (other than by operation of such Subject Securities' anti-dilution provisions) in any manner whatsoever that results in (i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Common Stock or other securities exercisable for, or convertible or exchangeable into, Common Stock and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into (A) more shares or dollar amount of such Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Common Stock, or (B) more shares of Common Stock, then such amendment or modification shall be treated for purposes of Section 4(c)(ii) as if the Subject Securities which have been amended or modified have been terminated and treated in accordance with
Section 4(c)(ii)(B)(II) and new securities issued in lieu of the Subject Securities with the amended or modified terms, and an appropriate anti-dilution adjustment shall be made hereunder with respect to such new securities (which such adjustment shall be in lieu of the original anti-dilution adjustment hereunder, if any, made upon the issuance of the Subject Securities). The Company shall make all necessary adjustments (including successive adjustments if required) to the Conversion Price in accordance with Section 4(c)(ii), but in no event shall the Conversion Price be greater than it was immediately prior to the application of this subsection to the transaction in question. On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of
Section 4(c)(ii), without such Subject Securities having been exercised, converted or exchanged in full pursuant to their terms, the Conversion Price shall be appropriately readjusted in the manner specified in such Section.

     (d) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment otherwise required by this Section 4 shall be required by reason of the taking of such record.

     (e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each registered holder of Series D Preferred Stock promptly following any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

     (f) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series D Preferred Stock. If more than one share of Series D Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Value of the shares of Series D Preferred Stock so surrendered. If the conversion of any share or shares of Series D Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price (as defined below) of the Common Stock on the Business Day (as defined below) preceding the day of conversion shall be paid to such holder in cash by the Company.

     (g) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing person, as the case may be, shall execute and deliver to each holder of Series D Preferred Stock at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series D Preferred Stock then outstanding shall have the right but not the obligation thereafter to convert such share of Series D Preferred Stock into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series D Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4(c). If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a person other than the successor or purchasing person and other than the Company, which controls or is controlled by the successor or purchasing person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such person, and such person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series D Preferred Stock upon conversion of the shares of Series D Preferred Stock as provided above. The provisions of this Section 4(g) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

     (h)  In case at any time or from time to time:

          (i) the Company shall declare a dividend (or any other distribution) on its Common Stock;

          (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

          (iii) there shall be any reclassification of the Common Stock, or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale or other disposition of all or substantially all of the assets of the Company; or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall mail to each holder of shares of Series D Preferred Stock at such holder's address as it appears on the transfer books of the Company, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

     (i) The Company shall at all times reserve and keep available for issuance upon the conversion of the Series D Preferred Stock pursuant to Section 4 or 5, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series D Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series D Preferred Stock.

     (j) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series D Preferred Stock pursuant to Section 4 or 5 shall be made without charge to the converting holder of shares of Series D Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series D Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series D Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

     (k) In the event that prior to the conversion of any share of Series D Preferred Stock, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is required, the Company shall take all action necessary on its part as a "seller"(or its equivalent) to comply with the filing requirements of such Act and any holder of Series D Preferred Stock as to whom such filing requirement applies shall take all action necessary on its part as a "buyer"(or its equivalent) to comply with the filing requirements of such Act; provided that the Company shall pay all reasonable fees and expenses of the "buyer" associated with each filing, including reasonable fees and expenses of the counsel for the holders of the Series D Preferred Stock required to make such filing.

     (l) For purposes of this Section 4, the following terms shall have the meanings indicated:

     "Adjusted Conversion Amount" shall mean initially $18, subject to adjustment as provided in Section 4(c)(ii)(A).

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York, New York are authorized or required by law or executive order to close.

     "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 15 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

     "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming no consideration is given for minority investment discounts, or discounts related to illiquidity or restrictions on transferability).

     "Fully Diluted Basis" means, as of any date, the number of shares of Common Stock actually issued and outstanding, plus an amount equal to the number of shares of Common Stock that would be outstanding as of such date if (x) all options, warrants or other convertible securities that have an exercise or conversion price which is less than the Market Price of a share of Common Stock as of such date had been exercised or converted and (y) without duplication of the amounts determined pursuant to clause (x) all shares of convertible preferred stock and convertible notes had been converted.

         "Market Price" shall mean, per share of Common Stock on any date specified herein: (a) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; or (b) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Company. If neither (a) or (b) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Company.

         "Original Issue Date" means the effective time of the merger contemplated by that certain Agreement and Plan of Merger, by and between the Company, ACT Acquisition Corp., ACT Medical, Inc. and the other parties named therein.

         "Series C Agreement" means that certain Stock Purchase Agreement by and between the Company, The 1818 Fund III LP and the other parties named therein, dated October 24, 2000.

         (m) The provisions of this Section 4 may be waived by the affirmative vote or written consent of the holders (acting together as a separate class) of a majority of the then outstanding Series D Preferred Stock.

         5.  Mandatory Conversion.

         (a) Upon the occurrence of a Qualified IPO, each outstanding share of Series D Preferred Stock shall be automatically converted, with no further action required to be taken by the Company or the holder thereof into the number of fully paid and non-assessable shares of Common Stock as is equal, subject to
Section 4(f), to the product of the number of shares of Series D Preferred Stock being so converted multiplied by the quotient of (x) the Liquidation Value, divided by (y) the Conversion Price then in effect; and

         (b) On the date of conversion pursuant to this Section 5, the Company shall deliver to or upon the written order of the holder of Series D Preferred Stock being converted a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series D Preferred Stock may be or have been converted in accordance with the provisions of this Section 5. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made upon consummation of the Qualified IPO on the date of required conversion pursuant to this Section 5, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such shares of Series D Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the person or persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Company shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the person or persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time the date such shares shall have been surrendered in satisfactory form for conversion.

         (c) For purposes of this Section 5, the following terms shall have the meanings indicated:

         "Initial Public Offering" shall mean the initial public offering of shares of Common Stock of the Company pursuant to a registration statement declared effective under the Securities Act.

         "IPO Price" shall mean the initial offering price to the public in the Initial Public Offering.

         "IPO Valuation" shall mean an amount equal to the product of (i) the number of issued and outstanding shares of Common Stock on a fully diluted basis and (ii) the IPO Price.

         "Public Market Float" shall mean, determined as of the date of the Initial Public Offering, the product of (x) the IPO Price and (y) the number of shares of Common Stock to be registered under the Securities Act of 1933, as amended, in connection with the Initial Public Offering.

         "Qualified IPO" shall mean an Initial Public Offering following which the Public Market Float exceeds either (x) $75 million or (y) 20% of the IPO Valuation, and in connection with such Initial Public Offering a "Qualified IPO" shall have occurred with respect to the Series B and Series C Preferred Stock.

         (d) All or any part of the requirements for a Qualified IPO may be waived by the affirmative vote or written consent of the holders (acting together as a separate class) of a majority of the then outstanding Series D Preferred Stock.

         6.  Optional Redemption.

         (a) The Company shall not have any right to optionally redeem any shares of Series D Preferred Stock prior to the fifth anniversary of the Original Issue Date. On and after such date, the Company shall have the right, at its sole option and election, to redeem the shares of Series D Preferred Stock, in whole but not in part, on not less than 30 days notice of the date of redemption, at a price per share in cash equal to (i) the Liquidation Value plus
(ii) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the date of redemption.

         (b) Notice of any redemption of shares of Series D Preferred Stock pursuant to Section 5(a) shall be given by mail to each holder of shares of Series D Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Company. In order to facilitate the redemption of shares of Series D Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series D Preferred Stock to be redeemed, or may cause the transfer books of the Company for the Series D Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for such redemption. The notice (i) shall specify the date of redemption and the number of shares to be redeemed from each stockholder and (ii) the place of surrender of the certificate representing the shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. On or after the date fixed for redemption, each holder of shares of Series D Preferred Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment. On and after the date fixed for redemption, all rights of any holder of Series D Preferred Stock shall cease and terminate and such shares shall no longer be outstanding, whether or not certificates representing such shares have been received by the Company; provided, however, that if the Company defaults in payment of the redemption price for any reason, the rights of the holders of Series D Preferred Stock shall continue until the Company cures the default or it is waived by the affirmative vote or written consent of the holders of a majority of the Series D Preferred Stock, voting separately as a class.

         (c) If the Company deposits, on or prior to any date fixed for redemption of shares of Series D Preferred Stock, with any bank or trust company having capital and surplus of at least $100,000,000, as a trust fund, a sufficient sum to redeem, on the date fixed for redemption thereof, the shares then called for redemption, with instructions and authority to such bank or trust company to pay the redemption price on or after the date fixed for redemption or prior thereto upon the surrender of the certificates representing the shares then being redeemed, then and from and after the date of such deposit, and notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect thereto shall forthwith cease and terminate, except only (i) the right of the holders thereof to receive from such bank or trust company, at any time after the date of such deposit, the sum so deposited, without interest, and
(ii) the right to convert such shares as provided in Section 4 hereof. Any funds so deposited and unclaimed at the end of one year from such redemption date shall be released or repaid to the Company after which the holders of the shares so called for redemption shall be entitled to receive payment of the redemption price only from the Company.

         8.  Mandatory Redemption.

         (a) Upon the earlier to occur of (i) a mandatory redemption of each class of Senior Stock of the Company (including, without limitation, the Series B Preferred Stock and Series C Preferred Stock), but at all times subject to prior payment in full of such Senior Stock, and (ii) the twentieth anniversary of the Original Issue Date, the Company shall redeem (unless otherwise required by law or prohibited by the terms of the Indebtedness or the Senior Stock Agreements) the shares of Series D Preferred Stock, in whole but not in part, on not less than 30 days notice of the date of redemption (the "Mandatory Redemption Date") at a price per share in cash equal to (x) the Liquidation Value plus (y) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the Mandatory Redemption Date.

         (b) Notice of any redemption of shares of Series D Preferred Stock pursuant to Section 8(a) shall be mailed at least 30, but not more than 60, days prior to the Mandatory Redemption Date to each holder of shares of Series D Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Company. In order to facilitate the redemption of shares of Series D Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series D Preferred Stock to be redeemed, or may cause the transfer books of the Company for the Series D Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for such redemption. The notice (i) shall specify the date of redemption and the number of shares to be redeemed from each stockholder and (ii) the place of surrender of the certificate representing the shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. On or after the Mandatory Redemption Date, each holder of shares of Series D Preferred Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment. On and after the Mandatory Redemption Date, all rights of any holder of Series D Preferred Stock shall cease and terminate and such shares shall no longer be outstanding, whether or not certificates representing such shares have been received by the Company; provided, however, that if the Company defaults in payment of the redemption price for any reason, the rights of the holders of Series D Preferred Stock shall continue until the Company cures the default or it is waived by the affirmative vote or written consent of the holders of a majority of the Series D Preferred Stock, voting separately as a class.

         (c) If the Company deposits, on or prior to any date fixed for redemption of shares of Series D Preferred Stock, with any bank or trust company having capital and surplus of at least $100,000,000, as a trust fund, a sufficient sum to redeem, on the date fixed for redemption thereof, the shares then called for redemption, with instructions and authority to such bank or trust company to pay the redemption price on or after the date fixed for redemption or prior thereto upon the surrender of the certificates representing the shares then being redeemed, then and from and after the date of such deposit, and notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect thereto shall forthwith cease and terminate, except only (i) the right of the holders thereof to receive from such bank or trust company, at any time after the date of such deposit, the sum so deposited, without interest, and
(ii) the right to convert such shares as provided in Section 4 hereof. Any funds so deposited and unclaimed at the end of one year from such redemption date shall be released or repaid to the Company after which the holders of the shares so called for redemption shall be entitled to receive payment of the redemption price only from the Company.

         (d) If the funds of the Company available by law or otherwise for redemption of the Series D Preferred Stock on the Mandatory Redemption Date (the "Available Redemption Funds") are insufficient for such redemption on such date, the holders of Series D Preferred Stock shall share ratably in the Available Redemption Funds according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Mandatory Redemption Date were redeemed in full. The Company shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law that prevented the Company from paying the redemption price and redeeming all of the shares of Series D Preferred Stock to be redeemed hereunder. At any time thereafter when additional funds of the Company are available for the redemption of shares of Series D Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the pro rata basis set forth above. In the event that the Company fails to redeem the full number of shares of Series D Preferred Stock for which redemption is required, the rights of the holders of the shares of Series D Preferred Stock not so redeemed shall continue until the Company cures such failure, or such failure is waived by the affirmative vote or written consent of the holders of a majority of the outstanding Series D Preferred Stock, acting together as a separate class.

         9.  Voting Rights.

         (a) In addition to any voting rights required by law or as set forth in paragraph (b) below, for so long as the Series D Preferred Stock is outstanding, each share of Series D Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters, other than the election of directors of the Company, voted on by holders of Common Stock, voting together as a single class with the holders of the Common Stock and all other shares entitled to vote thereon as a single class with the Common Stock.

         (b) Without affirmative vote or written consent of the holders of a majority of the outstanding Series D Preferred Stock (acting together as a separate class), the Company shall not after the Original Issue Date authorize any shares of Parity Stock, except in connection with a transaction or transactions in which the principal purpose of the Company is to finance the business of the Company.

         (c) With respect to any such vote, each share of Series D Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted such holder's shares of Series D Preferred Stock into Common Stock on the record date for determining the stockholders of the Company eligible to vote on any such matters.

         10. Observer Rights. If at any time while shares of Series D Preferred Stock are outstanding, a holder of Series D Preferred Stock or affiliate of any such holder is not a director of the Company, the Series D Preferred Stock, by affirmative vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock, voting separately as a single class, shall be entitled to designate, subject to execution and delivery of an agreement of confidentiality reasonably satisfactory to the Company, one person, reasonably satisfactory to the Company, who shall be entitled to receive all notices and materials distributed to the members of the Board of Directors of the Company, and who shall be entitled to attend all meetings of the Board of Directors and to receive minutes of all such meetings upon preparation thereof, unless the Company reasonably believes that such attendance would result in the forfeiture of any attorney-client privilege between the Company or such directors and its or their counsel,

     11. Modification or Amendment. Modifications or amendments to this Certificate of Designation may be made by the Company with the consent of the holders of at least 50% of the outstanding shares of Series D Preferred Stock.

     IN WITNESS WHEREOF, the Company has caused this certificate of designation to be signed by its duly authorized officer on this 28th day of December, 2000.

                                           MEDSOURCE TECHNOLOGIES, INC.

                                           By: _/s/_____________________________
                                               Richard J. Effress
                                               Chairman of the Board and
                                               Chief Executive Officer

                          MEDSOURCE TECHNOLOGIES, INC.
            CERTIFICATE OF DESIGNATION OF 6% SERIES E PREFERRED STOCK

           Pursuant to Section 151 of the Delaware General Corporation Law, MedSource Technologies, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

           That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation has duly adopted the following resolution creating a series of Preferred Stock designated as 6% Series E Preferred Stock, and such resolution has not been modified and is in full force and effect on the date hereof:

           RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of the authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Designation and Number.
           ----------------------

           (a) The shares of such series shall be designated as 6% Series E Preferred Stock (the "Series E Preferred Stock"). The number of shares initially constituting the Series E Preferred Stock shall be 6,000, which number may be increased or decreased by the Board of Directors; provided, however, that such
                                                  --------  -------
number may not be decreased below the number of then outstanding shares of Series E Preferred Stock.

           (b) The Series E Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank:

                (i) junior to all classes and series of Senior Stock (as defined below);

                (ii)  pari passu with all classes and series of Parity Stock (as
                      ---- -----
     defined below); provided, however, that, notwithstanding the foregoing, the
                     --------  -------
     Corporation may, subject, in any event, to Section 8, redeem (x) the Series E Preferred Stock prior to redemption of the Corporation's Series D Preferred Stock, par value $.01 per share, and (y) the Corporation's Series F Preferred Stock, par value $.01 per share, prior to redemption of the Series E Preferred Stock; and

                (iii) senior to all classes and series of Junior Stock (as defined below).

           (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 9 below.

Section 2. Dividends and Distributions.
           ---------------------------

           (a) The holders of shares of Series E Preferred Stock, in preference to the holders of shares of Common Stock and shares of any other Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative dividends at a rate per annum equal to 6% of the Original Series E
                               --- -----
Issue Price during the first twelve month period following the date on which the Series E Preferred Stock is first issued (the "Issue Date"). However, in the event that the Series E Preferred Stock remains outstanding after the end of such twelve month period, then holders shall be entitled to cumulative dividends at a rate per annum equal to 16% of the Original Series E Issue Price ab initio
          --- -----                                                   -- -------
from the Issue Date.

           (b) Dividends payable pursuant to Section 2(a) on any shares of Series E Preferred Stock shall accrue and be cumulative from the Issue Date of such shares until such shares shall cease to be outstanding.

           (c) In no event may any dividends be paid on the Series E Preferred Stock unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any Senior Stock have been paid in full. If dividends are paid on the shares of Series E Preferred Stock and shares of Parity Stock in an amount less than the total amount of such dividends at the time accrued and payable on all of such shares, such dividends shall be allocated pro rata (in proportion to the respective amounts due with respect
          --- ----
thereto) among all such shares of Series E Preferred Stock and shares of Parity Stock at the time outstanding based on the amount of dividends then due with respect to each such share.

           (d) The holders of shares of Series E Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights.
           -------------

           (a) Each share of Series E Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of the stockholders of the Corporation, on all matters, voted on by holders of Common Stock, voting together as a single class with the holders of the Common Stock and all other shares entitled to vote thereon as a single class with the Common Stock, other than the election of directors of the Corporation as to which the Series E Preferred Stock shall not be entitled to vote. With respect to any such matters as to which holders of the Series E Preferred Stock shall be entitled to vote, each issued and outstanding share of Series E Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder exercised such holder's Warrants for the Common Stock issuable upon exercise thereof on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

           (b) Except as and to the extent provided in the preceding Section 3(a) or as required by law, the holders of shares of Series E Preferred Stock shall not have any voting rights. With respect to any matter on which holders shall be required by law to vote, holders of such shares shall be entitled to one vote for each share held.

Section 4. Optional Redemption.
           -------------------

           (a) At any time following the Issue Date, the Corporation shall have the right, at its sole option and election, to redeem in cash the shares of Series E Preferred Stock, in whole or in part, on not less than 15 days prior written notice of the date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to the Liquidation Preference.

           (b) A notice shall be mailed to each holder of shares of Series E Preferred Stock to be redeemed at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series E Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series E Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series E Preferred Stock to be closed, not more than 30 days or less than 15 days prior to the date fixed for such redemption. Each holder of shares of Series E Preferred Stock shall deliver the certificate or certificates representing such shares within five days after receipt of such notice.

           (c) Notice of redemption having been given as aforesaid, on and after the Optional Redemption Date, notwithstanding that any certificates in respect of shares of Series E Preferred Stock to be redeemed shall not have been surrendered for cancellation, from and after the Optional Redemption Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of Series E Preferred Stock to be redeemed or to receive any amounts in respect of any liquidation, dissolution, winding up or otherwise shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor.

           (d) On the Optional Redemption Date, (i) the Corporation shall pay to each holder of shares of Series E Preferred Stock the Optional Redemption Price in respect thereof by delivery of a good check to the address of such holder at such holder's address as it appears on the transfer books of the Corporation and (ii) all such shares of Series E Preferred Stock shall be deemed to have been redeemed (and shall be deemed to cease to be outstanding) as of the Optional Redemption Date.

Section 5. Reacquired Shares.
           -----------------

           Any shares of Series E Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series E Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another class or series of preferred stock, par value $.01 per share, of the Corporation, including, without limitation, Series E Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.
           --------------------------------------

           (a) If the Corporation shall liquidate, dissolve or wind up (each, a "Liquidation Event") distributions shall be made to the holders of shares of Series E Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of the Series E Preferred Stock and other Parity Stock are entitled upon such Liquidation Event.

           (b) No distribution shall be made in respect of any shares of Series E Preferred Stock pursuant to Section 6(a) unless, at the time of such distribution, all amounts due in respect of any shares of Senior Stock have been paid in full.

           (c) No distribution shall be made in respect of any shares of Junior Stock unless, at the time of such distribution, the holders of shares of Series E Preferred Stock shall have received the Liquidation Preference with respect to each share.

Section 7. Voluntary Conversion.
           --------------------

           (a) At any time during the 20-day period following a Change of Control, each holder of Series E Preferred Stock shall have the right, at such holder's option, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series E Preferred Stock into the number of fully paid and non-assessable shares of Common Stock that shall equal the quotient of the Liquidation Preference and the Market Price on the date of such conversion. Such conversion right shall be exercised by the surrender of one or more certificates representing the shares to be converted to the Corporation during usual business hours at its principal place of business, accompanied by written notice that the holder elects to convert such shares and specifying the name or names (with address) in which a certificate or certificates representing shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or such holder's duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(d). All certificates representing shares of Series E Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation.

           (b) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series E Preferred Stock. If more than one share of Series E Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series E Preferred Stock so surrendered. If the conversion of any share or shares of Series E Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Market Price of the Common Stock on the day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

           (c) The Corporation shall reserve and keep available for issuance upon the conversion of the Series E Preferred Stock pursuant to this Section 7, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series E Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series E Preferred Stock.

           (d) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series E Preferred Stock pursuant to this Section 7 shall be made without charge to the converting holder of shares of Series E Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series E Preferred Stock converted; provided, however, that the Corporation
                                       --------  -------
shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series E Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

           (e) In the event that a holder of Series E Preferred Stock shall elect to convert such holder's shares following a Change of Control (as contemplated by Section 7(a) above), such conversion shall be deemed to have occurred on the date of such Change of Control. The Corporation shall deliver one or more certificates representing the shares of Common Stock issuable upon conversion of such Series E Preferred Stock to the holder thereof promptly following the surrender by a holder of the Series E Preferred Stock of one or more certificates representing the shares to be converted.

Section 8. Credit Agreement.
           ----------------

           In no event shall the Corporation be required to make payments in respect of the Series E Preferred Stock (pursuant to Section 2, 4 or 6 or otherwise) if such payment is prohibited under the terms of the Credit Agreement.

Section 9. Definitions.
           -----------

           For the purposes of this Certificate of Designation of Series E Preferred Stock, the following terms shall have the meanings indicated:

           A "Change of Control" of the Corporation shall mean, so long as any Series E Preferred Stock is issued and outstanding, such time as:

              (i) Any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of outstanding shares of stock of the Corporation entitling such Person or Persons to exercise 50% or more of the total votes (excluding the Series E Preferred Stock) entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Corporation (the term "beneficial owner" shall be determined in accordance with

     Rule 13d-3, promulgated by the Securities Exchange Commission under the Exchange Act);

              (ii) The Corporation shall consummate the sale or other disposition of all or substantially all of the assets of the Corporation in one transaction or in a series of related transactions;

              (iii) The Corporation shall consummate a recapitalization, reorganization, merger, consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock of the Corporation immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Corporation resulting from such recapitalization, reorganization, merger, consolidation or similar transaction;

              (iv) Any transaction occurs after the occurrence of an Initial Public Offering, the result of which is that the Common Stock is not required to be registered under Section 12 of the Exchange Act and that the holders of Common Stock do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act; or

              (v) Immediately after any merger, consolidation, recapitalization or similar transaction an individual or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall be the beneficial owners, directly or indirectly, of outstanding shares of capital stock of the Corporation (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Corporation (or the surviving Person in such transaction);

           "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation. In the event that the Common Stock should, as a result of a dividend or change or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization, split-up, spinoff, partial or complete liquidation, sale of assets, distribution to stockholders or otherwise, be changed into or exchanged, in whole or in part, for a different number or kind of shares of capital stock or other securities of the Corporation or of another Person, the term "Common Stock" shall include, without limitation, such shares of capital stock or other securities or property; provided, however, that, in the event the Common Stock shall cease to
          --------  -------
be outstanding following any such reclassification, reorganization, redesignation, merger, consolidation, recapitalization, split-up, spinoff, partial or complete liquidation, sale of assets, distribution to stockholders or otherwise, then the term "Common Stock" shall only refer to such shares of capital stock or other securities or property.

           "Credit Agreement" means the Credit Agreement dated March 30, 1999 among the Corporation, MedSource Technologies, LLC, the lenders party to the Credit Agreement and Deutsche Bank AG, New York Branch, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and/or security documents), as the same has been and may be amended, extended, renewed, increased, restated, modified, supplemented, refinanced, replaced or refunded from time to time, including, without limitation, any such amendment, extension, renewal, increase, restatement, supplement, refinancing, replacement or refunding which relates to all or any portion of the indebtedness under such agreement or any successor or replacement agreement, and whether by the same or any other agent, lender and/or group of lenders.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

           "Initial Public Offering" shall mean the initial public offering of shares of Common Stock of the Corporation pursuant to a registration statement declared effective under the Securities Act.

           "Junior Stock" shall mean any now or hereafter authorized capital stock of the Corporation ranking junior (as to dividends and upon liquidation, dissolution or winding up) to the Series E Preferred Stock, including, without limitation, the Common Stock, the Corporation's Series A Preferred Stock, par value $.01 per share, and the Corporation's Series Z Preferred Stock, par value $.01 per share.

           "Liquidation Preference" with respect to a share of Series E Preferred Stock shall mean the Original Series E Issue Price plus all accrued
                                                             ----
and unpaid dividends thereon, whether or not declared.

           "Market Price" shall mean, as applied to shares of any class of stock on any date, the last reported sales price, regular way, per share of such shares on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in each case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, in either case as reported by the National Association of Securities Dealers, Inc. or, if not so reported, as reported by any similar interdealer system selected by the Board of Directors of the Corporation then in general use, or, if on any such date the shares of stock are not quoted or reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of stock selected by the Board of Directors of the Corporation. If any such class of stock is not publicly held or so listed or publicly traded, "Market Price" means the fair market value per share as determined in good faith by the Board of Directors of the Corporation.

           "Original Series E Issue Price" with respect to a share of Series E Preferred Stock shall mean $1,000.

           "Parity Stock" shall mean any now or hereafter authorized capital stock of the Corporation ranking on a par (as to dividends and upon liquidation, dissolution or winding up) with the Series E Preferred Stock, including, without limitation, the Corporation's Series D Preferred Stock, par value $.01 per share, and the Corporation's Series F Preferred Stock, par value $.01 per share.

            "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

            "Senior Stock" shall mean any now or hereafter authorized capital stock of the Corporation that by its terms ranks senior (as to dividends and upon liquidation, dissolution or winding up) to the Series E Preferred Stock, including, without limitation, the Corporation's Series B Preferred Stock, par value $.01 per share, and the Corporation's Series C Preferred Stock, par value $.01 per share.

            "Warrants" means the Warrants issued to the holders of the Series E Preferred Stock pursuant to the Stock Purchase Agreement dated as of the date of the filing hereof among the Corporation and the initial purchasers of Series E Preferred Stock.

Section 10. Modification or Amendment.
            -------------------------

            Modifications or amendments to this Certificate of Designation may be made by the Corporation upon the vote or consent of the holders of a majority of the outstanding shares of Series E Preferred Stock.

            IN WITNESS WHEREOF, MedSource Technologies, Inc. has caused this Certificate to be duly executed in its corporate name on this 2nd day of January, 2002.

                              MEDSOURCE TECHNOLOGIES, INC.


                              By: /s/ Daniel Croteau
                                  ------------------------------------
                                   Name: Daniel Croteau
                                   Title: Vice President - Corporate Development

                          MEDSOURCE TECHNOLOGIES, INC.
            CERTIFICATE OF DESIGNATION OF 6% SERIES F PREFERRED STOCK

            Pursuant to Section 151 of the Delaware General Corporation Law, MedSource Technologies, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

            That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation has duly adopted the following resolution creating a series of Preferred Stock designated as 6% Series F Preferred Stock, and such resolution has not been modified and is in full force and effect on the date hereof:

            RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of the authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.  Designation and Number.
            ----------------------

            (a) The shares of such series shall be designated as 6% Series F Preferred Stock (the "Series F Preferred Stock"). The number of shares initially constituting the Series F Preferred Stock shall be 4,000, which number may be increased or decreased by the Board of Directors; provided, however, that such
                                                  --------  -------
number may not be decreased below the number of then outstanding shares of Series F Preferred Stock.

            (b) The Series F Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank:

                 (i) junior to all classes and series of Senior Stock (as defined below);

                 (ii)  pari passu with all classes and series of Parity Stock
                       ---- -----
     (as defined below); provided, however, that, notwithstanding the foregoing,
                         --------  -------
     the Corporation may, subject, in any event, to Section 8, redeem the Series F Preferred Stock prior to redemption of (x) the Corporation's Series D Preferred Stock, par value $.01 per share, and (y) the Corporation's Series E Preferred Stock, par value $.01 per share; and

                 (iii) senior to all classes and series of Junior Stock (as defined below).

            (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 9 below.

Section 2.  Dividends and Distributions.
            ---------------------------

           (a) The holders of shares of Series F Preferred Stock, in preference to the holders of shares of Common Stock and shares of any other Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative dividends at a rate per annum equal to 6% of the Original Series F
                               --- -----
Issue Price during the first twelve month period following the date on which the Series F Preferred Stock is first issued (the "Issue Date"). However, in the event that the Series F Preferred Stock remains outstanding after the end of such twelve month period, then holders shall be entitled to cumulative dividends at a rate per annum equal to 16% of the Original Series F Issue Price ab initio
          --- -----                                                   -- ------
from the Issue Date.

           (b) Dividends payable pursuant to Section 2(a) on any shares of Series F Preferred Stock shall accrue and be cumulative from the Issue Date of such shares until such shares shall cease to be outstanding.

           (c) In no event may any dividends be paid on the Series F Preferred Stock unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any Senior Stock have been paid in full. If dividends are paid on the shares of Series F Preferred Stock and shares of Parity Stock in an amount less than the total amount of such dividends at the time accrued and payable on all of such shares, such dividends shall be allocated pro rata (in proportion to the respective amounts due with respect
          --- ----
thereto) among all such shares of Series F Preferred Stock and shares of Parity Stock at the time outstanding based on the amount of dividends then due with respect to each such share.

           (d) The holders of shares of Series F Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights.
           -------------

           Except as required by law, the holders of shares of Series F Preferred Stock shall not have any voting rights. With respect to any matter on which holders shall be required by law to vote, holders of such shares shall be entitled to one vote for each share held.

Section 4. Optional Redemption.
           -------------------

           (a) At any time following the Issue Date, the Corporation shall have the right, at its sole option and election, to redeem in cash the shares of Series F Preferred Stock, in whole or in part, on not less than 15 days prior written notice of the date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to the Liquidation Preference.

           (b) A notice shall be mailed to each holder of shares of Series F Preferred Stock to be redeemed at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series F Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series F Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series F Preferred Stock to be closed, not more than 30 days or less than 15 days prior to the date fixed for such redemption. Each holder of shares of Series F Preferred Stock shall deliver the certificate or certificates representing such shares within five days after receipt of such notice.

           (c) Notice of redemption having been given as aforesaid, on and after the Optional Redemption Date, notwithstanding that any certificates in respect of shares of Series F Preferred Stock to be redeemed shall not have been surrendered for cancellation, from and after the Optional Redemption Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of Series F Preferred Stock to be redeemed or to receive any amounts in respect of any liquidation, dissolution, winding up or otherwise shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor.

           (d) On the Optional Redemption Date, (i) the Corporation shall pay to each holder of shares of Series F Preferred Stock the Optional Redemption Price in respect thereof by delivery of a good check to the address of such holder at such holder's address as it appears on the transfer books of the Corporation and
(ii) all such shares of Series F Preferred Stock shall be deemed to have been redeemed (and shall be deemed to cease to be outstanding) as of the Optional Redemption Date.

Section 5. Reacquired Shares.
           -----------------

           Any shares of Series F Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series F Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another class or series of preferred stock, par value $.01 per share, of the Corporation, including, without limitation, Series F Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.
           --------------------------------------

           (a) If the Corporation shall liquidate, dissolve or wind up (each, a "Liquidation Event") distributions shall be made to the holders of shares of Series F Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of the Series F Preferred Stock and other Parity Stock are entitled upon such Liquidation Event.

           (b) No distribution shall be made in respect of any shares of Series F Preferred Stock pursuant to Section 6(a) unless, at the time of such distribution, all amounts due in respect of any shares of Senior Stock have been paid in full.

           (c) No distribution shall be made in respect of any shares of Junior Stock unless, at the time of such distribution, the holders of shares of Series F Preferred Stock shall have received the Liquidation Preference with respect to each share.

Section 7. Voluntary Conversion.
           --------------------

           (a) At any time during the 20-day period following a Change of Control, each holder of Series F Preferred Stock shall have the right, at such holder's option, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series F Preferred Stock into the number of fully paid and non-assessable shares of Common Stock that shall equal the quotient of the Liquidation Preference and the Market Price on the date of such conversion. Such conversion right shall be exercised by the surrender of one or more certificates representing the shares to be converted to the Corporation during usual business hours at its principal place of business, accompanied by written notice that the holder elects to convert such shares and specifying the name or names (with address) in which a certificate or certificates representing shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or such holder's duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(d). All certificates representing shares of Series F Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation.

           (b) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series F Preferred Stock. If more than one share of Series F Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series F Preferred Stock so surrendered. If the conversion of any share or shares of Series F Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Market Price of the Common Stock on the day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

           (c) The Corporation shall reserve and keep available for issuance upon the conversion of the Series F Preferred Stock pursuant to this Section 7, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series F Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series F Preferred Stock.

           (d) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series F Preferred Stock pursuant to this Section 7 shall be made without charge to the converting holder of shares of Series F Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series F Preferred Stock converted; provided, however, that the Corporation
                                       --------  -------
shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series F Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

            (e) In the event that a holder of Series F Preferred Stock shall elect to convert such holder's shares following a Change of Control (as contemplated by Section 7(a) above), such conversion shall be deemed to have occurred on the date of such Change of Control. The Corporation shall deliver one or more certificates representing the shares of Common Stock issuable upon conversion of such Series F Preferred Stock to the holder thereof promptly following the surrender by a holder of the Series F Preferred Stock of one or more certificates representing the shares to be converted.

Section 8.  Credit Agreement.
            ----------------

            In no event shall the Corporation be required to make payments in respect of the Series F Preferred Stock (pursuant to Section 2, 4 or 6 or otherwise) if such payment is prohibited under the terms of the Credit Agreement.

Section 9.  Definitions.
            -----------

            For the purposes of this Certificate of Designation of Series F Preferred Stock, the following terms shall have the meanings indicated:

            A "Change of Control" of the Corporation shall mean, so long as any Series F Preferred Stock is issued and outstanding, such time as:

                (i) Any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of outstanding shares of stock of the Corporation entitling such Person or Persons to exercise 50% or more of the total votes (excluding the Series F Preferred Stock) entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Corporation (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Securities Exchange Commission under the Exchange Act);

                (ii) The Corporation shall consummate the sale or other disposition of all or substantially all of the assets of the Corporation in one transaction or in a series of related transactions;

                (iii) The Corporation shall consummate a recapitalization, reorganization, merger, consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock of the Corporation immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Corporation resulting from such recapitalization, reorganization, merger, consolidation or similar transaction;

                (iv) Any transaction occurs after the occurrence of an Initial Public Offering, the result of which is that the Common Stock is not required to be registered under Section 12 of the Exchange Act and that the holders of Common Stock do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act; or

                (v) Immediately after any merger, consolidation, recapitalization or similar transaction an individual or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall be the beneficial owners, directly or indirectly, of outstanding shares of capital stock of the Corporation (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Corporation (or the surviving Person in such transaction);

             "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation. In the event that the Common Stock should, as a result of a dividend or change or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization, split-up, spinoff, partial or complete liquidation, sale of assets, distribution to stockholders or otherwise, be changed into or exchanged, in whole or in part, for a different number or kind of shares of capital stock or other securities of the Corporation or of another Person, the term "Common Stock" shall include, without limitation, such shares of capital stock or other securities or property; provided, however, that, in the event the Common Stock
                        --------  -------
shall cease to be outstanding following any such reclassification, reorganization, redesignation, merger, consolidation, recapitalization, split-up, spinoff, partial or complete liquidation, sale of assets, distribution to stockholders or otherwise, then the term "Common Stock" shall only refer to such shares of capital stock or other securities or property.

             "Credit Agreement" means the Credit Agreement dated March 30, 1999 among the Corporation, MedSource Technologies, LLC, the lenders party to the Credit Agreement and Deutsche Bank AG, New York Branch, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and/or security documents), as the same has been and may be amended, extended, renewed, increased, restated, modified, supplemented, refinanced, replaced or refunded from time to time, including, without limitation, any such amendment, extension, renewal, increase, restatement, supplement, refinancing, replacement or refunding which relates to all or any portion of the indebtedness under such agreement or any successor or replacement agreement, and whether by the same or any other agent, lender and/or group of lenders.

             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

             "Initial Public Offering" shall mean the initial public offering of shares of Common Stock of the Corporation pursuant to a registration statement declared effective under the Securities Act.

             "Junior Stock" shall mean any now or hereafter authorized capital stock of the Corporation ranking junior (as to dividends and upon liquidation, dissolution or winding up) to the Series F Preferred Stock, including, without limitation, the Common Stock, the Corporation's

Series A Preferred Stock, par value $.01 per share, and the Corporation's Series Z Preferred Stock, par value $.01 per share.

             "Liquidation Preference" with respect to a share of Series F Preferred Stock shall mean the Original Series F Issue Price plus all accrued
                                                             ----
and unpaid dividends thereon, whether or not declared.

             "Market Price" shall mean, as applied to shares of any class of stock on any date, the last reported sales price, regular way, per share of such shares on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in each case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, in either case as reported by the National Association of Securities Dealers, Inc. or, if not so reported, as reported by any similar interdealer system selected by the Board of Directors of the Corporation then in general use, or, if on any such date the shares of stock are not quoted or reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of stock selected by the Board of Directors of the Corporation. If any such class of stock is not publicly held or so listed or publicly traded, "Market Price" means the fair market value per share as determined in good faith by the Board of Directors of the Corporation.

             "Original Series F Issue Price" with respect to a share of Series F Preferred Stock shall mean $1,000.

             "Parity Stock" shall mean any now or hereafter authorized capital stock of the Corporation ranking on a par (as to dividends and upon liquidation, dissolution or winding up) with the Series F Preferred Stock, including, without limitation, the Corporation's Series D Preferred Stock, par value $.01 per share, and the Corporation's Series E Preferred Stock, par value $.01 per share.

             "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

             "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

             "Senior Stock" shall mean any now or hereafter authorized capital stock of the Corporation that by its terms ranks senior (as to dividends and upon liquidation, dissolution or winding up) to the Series F Preferred Stock, including, without limitation, the Corporation's

Series B Preferred Stock, par value $.01 per share, and the Corporation's Series C Preferred Stock, par value $.01 per share.

Section 10.  Modification or Amendment.
             -------------------------

             Modifications or amendments to this Certificate of Designation may be made by the Corporation upon the vote or consent of the holders of a majority of the outstanding shares of Series F Preferred Stock.

             IN WITNESS WHEREOF, MedSource Technologies, Inc. has caused this Certificate to be duly executed in its corporate name on this 2nd day of January 2002.

                               MEDSOURCE TECHNOLOGIES, INC.


                               By: /s/ Daniel Croteau
                                  -------------------------------------------
                                   Name: Daniel Croteau
                                   Title: Vice President - Corporate Development